                                                                    EXHIBIT 10.1



                         CREDIT AGREEMENT BY AND BETWEEN

                           INTEGRITY INCORPORATED AND

                        LASALLE BANK NATIONAL ASSOCIATION

                         EXCLUDING CONFIDENTIAL PORTIONS






















(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

                       INDEX TO THE CONFIDENTIAL PORTIONS

   PAGE                         SECTION                    LINE(S)
    vi                     Table of Contents                  2
     4                          1.2.1.                        5
     4                          1.2.2.                        2
    21                          4.1.3.                        4
    29                           5.10.                        8
    42                           9.1.                        32

================================================================================


                                CREDIT AGREEMENT


                                 BY AND BETWEEN


                             INTEGRITY INCORPORATED


                                       AND


                        LASALLE BANK NATIONAL ASSOCIATION
                    (AS ADMINISTRATIVE AGENT AND AS A LENDER)






                                 April 25, 2001

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1:        THE CREDIT FACILITIES .........................................................................1

         1.1.     Line of Credit Facility .......................................................................1
                  1.1.1.   Establishment of Line of Credit Facility .............................................1
                  1.1.2.   Line of Credit Facility Maturity .....................................................1
                  1.1.3.   Use of Proceeds ......................................................................1
                  1.1.4.   Revolving Credit Notes ...............................................................1
                  1.1.5.   Repayment and Prepayment .............................................................2
                  1.1.6.   Letter of Credit Facility ............................................................3
         1.2.     Term Loan Facilities...........................................................................4
                  1.2.1.   Establishment of Term Loan A Facility ................................................4
                  1.2.2.   Use of Term Loan A Proceeds...........................................................4
                  1.2.3.   Term Loan A Notes ....................................................................4
                  1.2.4.   Establishment of Term Loan B Facility.................................................5
                  1.2.5.   Use of Term Loan B Proceeds...........................................................5
                  1.2.6.   Term Loan B Notes ....................................................................5
                  1.2.7.   Term Loan Facilities Maturity.........................................................5
                  1.2.8.   Repayment and Prepayment .............................................................4
                           1.2.8.1.   Interest Payments..........................................................5
                           1.2.8.2.   Term Loan A Principal Payments - Amortization .............................5
                           1.2.8.3.   Term Loan B Principal Payments - Amortization .............................6
                           1.2.8.4.   Payments at Maturity ......................................................6
                           1.2.8.5.   Prepayments ...............................................................6
                           1.2.8.6.   Availability for Reborrowing ..............................................7
         1.3      Interest ......................................................................................7
                  1.3.1.   Establishment of Portions.............................................................7
                  1.3.2.   Interest Rate Determination...........................................................7
                  1.3.3.   Adjusted LIBO Rate Loans - Continuation or Conversion.................................7
                  1.3.4.   Applicable Rate Margins...............................................................7
                  1.3.5.   Calculation of Interest and Fees .....................................................8
                  1.3.6.   Special LI1BO Rate Provisions ........................................................8
                  1.3.7.   Interest Periods for Adjusted LIBO Rate Advances......................................9
         1.4.     Advances ......................................................................................9
                  1.4.1.   Requesting Advances ..................................................................9
                  1.4.2.   Funding Advances ....................................................................10
                  1.4.3.   Indemnification for Revocation or Failure to Satisfy Conditions......................10
                  1.4.4.   Obligation to Advance ...............................................................10
                  1.4.5.   Term Loan B Advance..................................................................10
         1.5.     Payments in General...........................................................................10
                  1.5.1.   Manner and Place of Payments.........................................................10
                  1.5.2.   Special Payment Timing Issues........................................................10
                  1.5.3.   Application of Payments .............................................................11

                  1.5.4.   LIBO Rate Payments Not at End of Interest Period ....................................11
                  1.5.5.   Capital Adequacy, Taxes and Other Adjustments........................................11
                  1.5.6.   Payment of Expenses, Indemnities and Protective Advances ............................11
                  1.5.7.   Payments upon Termination............................................................12
                  1.5.8.   Default Interest ....................................................................12
                  1.5.9.   Usury Savings Provision .............................................................12
         1.6.     Fees and Other Compensation...................................................................12
                  1.6.1.   Origination Fee .....................................................................12
                  1.6.2.   Unused Line Fee .....................................................................12
                  1.6.3.   Letter of Credit Fee ................................................................13
                  1.6.4.   Letter of Credit Fronting Fee........................................................13
                  1.6.5.   Other Letter of Credit Fees..........................................................13

ARTICLE 2:        CONDITIONS PRECEDENT .........................................................................13

         2.1.     Closing Conditions............................................................................13
                  2.1.1.   Compliance ..........................................................................13
                  2.1.2.   Documents ...........................................................................14
         2.2.     Conditions Precedent - Advances ..............................................................15
                  2.2.1.   Line of Credit and Term Loan A Advance Request ......................................15
                  2.2.2.   Advances ............................................................................16
                  2.2.3.   Other Documents......................................................................16
                  2.2.4.   Compliance...........................................................................16

ARTICLE 3.        REPRESENTATIONS AND WARRANTIES ...............................................................16

         3.1.     Organization and Good Standing ...............................................................16
         3.2.     Power and Authority...........................................................................17
         3.3.     Validity and Legal Effect.....................................................................17
         3.4.     No Violation of Laws or Agreements............................................................17
         3.5.     Title to Assets; Existing Encumbrances; Identification of Intellectual and
                           Real Property .......................................................................17
                  3.5.1    .....................................................................................17
                  3.5.2    .....................................................................................17
                  3.5.3    .....................................................................................17
         3.6.     Capital Structure and Equity Ownership........................................................18
         3.7.     Subsidiaries, Affiliates and Investments .....................................................18
         3.8.     Material Contracts ...........................................................................18
         3.9.     Licenses and Authorizations...................................................................18
         3.10.    Taxes and Assessments ........................................................................18
         3.11.    Litigation and Legal Proceedings .............................................................19
         3.12.    Accuracy of Financial Information.............................................................19
         3.13.    Accuracy of Other Information.................................................................19
         3.14.    Compliance with Laws Generally ...............................................................19
         3.15.    ERISA Compliance .............................................................................19

         3.16.    Environmental Compliance .....................................................................19
         3.17.    Margin Rule Compliance .......................................................................19
         3.18.    Fees and Commissions .........................................................................19
         3.19.    Solvency .....................................................................................20

ARTICLE 4:        AFFIRMATIVE COVENANTS ........................................................................20

         4.1.     Financial and Operating Covenants and Ratios..................................................20
                  4.1.1.   Minimum Fixed Charge Coverage Ratio..................................................20
                  4.1.2.   Leverage Ratio.......................................................................21
                  4.1.3.   Minimum Net Worth....................................................................21
         4.2.     Periodic Financial Statements and Compliance Certificates.....................................21
                  4.2.1.   Monthly Financial Statements.........................................................21
                  4.2.2.   Quarterly Covenant Compliance .......................................................21
                  4.2.3.   Annual Financial Statements..........................................................21
         4.3.     Other Financial and Specialized Reports.......................................................22
                  4.3.1.   Annual Projections ..................................................................22
                  4.3.2.   Additional Material Contracts, Licenses and Authorizations...........................22
                  4.3.3.   Tax Returns .........................................................................22
                  4.3.4.   SEC Filings and Press Releases ......................................................22
                  4.3.5.   Borrowing Base Certificate ..........................................................22
                  4.3.6.   Soundscan Rating ....................................................................22
                  4.3.7.   Celebration Hymnal, LLP..............................................................22
         4.4.     Fiscal Year ..................................................................................22
         4.5.     Books and Records; Maintenance of Properties..................................................22
         4.6.     Existence and Good Standing...................................................................23
         4.7.     Deposit Accounts..............................................................................23
         4.8.     Insurance.....................................................................................23
         4.9.     Taxes    .....................................................................................23
         4.10.    Management Changes............................................................................23
         4.11.    Litigation and Administrative Proceedings ....................................................23
         4.12.    Occurrence of Certain Events..................................................................23
         4.13.    Compliance with Laws .........................................................................24
         4.14.    Further Actions...............................................................................24
                  4.14.1.  Additional Collateral ...............................................................24
                  4.14.2.  Further Assurances ..................................................................24
                  4.14.3.  Estoppel Certificates................................................................24
                  4.14.4.  Waivers and Consents ................................................................25
                  4.14.5.  Access and Audits ...................................................................25
                  4.14.6.  Hedge Agreements ....................................................................25
         4.15.    Costs and Expenses ...........................................................................25
         4.16.    Other Information.............................................................................25

ARTICLE 5:        NEGATIVE COVENANTS ...........................................................................26
         5.1.     Capital Expenditures .........................................................................26

         5.2.     Additional Indebtedness ......................................................................26
         5.3.     Guaranties....................................................................................27
         5.4.     Loans ........................................................................................27
         5.5.     Liens and Encumbrances; Negative Pledge.......................................................27
         5.6.     Transfer of Assets............................................................................28
         5.7.     Acquisitions and Investments..................................................................28
         5.8.     New Ventures; Mergers.........................................................................29
         5.9.     Transactions with Affiliates..................................................................29
         5.11.    Integrity Music...............................................................................30
         5.12.    [Reserved] ...................................................................................30
         5.13.    Removal of Assets.............................................................................30
         5.14.    Modifications to Organic Documents............................................................30
         5.15.    Terms of and Modifications to Material Relationships..........................................30
         5.16.    Margin Stock Restrictions ....................................................................30

ARTICLE 6:        [RESERVED] ...................................................................................30

ARTICLE 7:        DEFAULT AND REMEDIES. ........................................................................30

         7.1.     Events of Default.............................................................................30
                  7.1.1.     Payment Obligations................................................................30
                  7.1.2.     Representations and Warranties ....................................................31
                  7.1.3.     Certain Covenants .................................................................31
                  7.1.4.     Other Covenants ...................................................................31
                  7.1.5.     Default Under Other Agreements with Administrative Agent or Lenders ...............31
                  7.1.6.     Default Under Material Agreements with Other Parties ..............................31
                  7.1.7.     Security Interest..................................................................31
                  7.1.8.     Change of Control .................................................................31
                  7.1.9.     ERISA .............................................................................31
                  7.1.10.    Insolvency.........................................................................32
                  7.1.11.    Judgments..........................................................................32
                  7.1.12.    Tax Lien...........................................................................32
                  7.1.13.    Management ........................................................................32
         7.2.     Remedies .....................................................................................32
                  7.2.1.     Acceleration, Termination and Pursuit of Collateral ...............................32
                  7.2.2.     Other Remedies ....................................................................32

ARTICLE 8:        ADMINISTRATIVE AGENT AND RELATIONSHIP AMONG LENDERS ..........................................33

         8.1.     Appointment, Authorization and Grant of Authority ............................................33
         8.2.     Acceptance of Appointment ....................................................................33
         8.3.     Administrative Agent's Relationship with Borrower.............................................33

         8.4.     Non-Reliance on Administrative Agent and Other Lenders........................................33
         8.5.     Reliance by Administrative Agent..............................................................34
         8.6.     Delegation of Duties; Additional Reliance by Administrative Agent.............................34
         8.7.     Acting on Instructions of Lenders ............................................................34
         8.8.     Actions Upon Occurrence of Default or Event of Default .......................................35
         8.9.     Administrative Agent's Rights as Lender in Individual Capacity ...............................35
         8.10.    Advances By Administrative Agent .............................................................35
         8.11.    Payments to Lenders...........................................................................36
         8.12.    Pro-Rata Sharing of Setoff Proceeds...........................................................36
         8.13.    Limitation on Liability of Administrative Agent...............................................36
         8.14.    Indemnification...............................................................................36
         8.15.    Resignation; Successor Administrative Agent ..................................................37

ARTICLE 9:        DEFINITIONS AND RULES OF CONSTRUCTION ........................................................37

         9. 1.  Definitions ....................................................................................37
                  "Account".....................................................................................37
                  "Account Debtor"..............................................................................37
                  "Acquiring Company"...........................................................................37
                  "Adjusted LIBO Rate"..........................................................................37
                  "Administrative Agent" .......................................................................38
                  "Advance".....................................................................................38
                  "Advance Request" ............................................................................38
                  "Affiliate" ..................................................................................38
                  "Agreement" ..................................................................................38
                  "Authorization" ..............................................................................38
                  "Authorized Officer" .........................................................................38
                  "Available Credit Portion" ...................................................................39
                  "Base Rate" ..................................................................................39
                  "Borrower" ...................................................................................39
                  "Borrowing Base" .............................................................................39
                  "Borrowing Base Certificate" .................................................................39
                  "Business Day"................................................................................39
                  "Capital Expenditures" .......................................................................39
                  "Capital Leases" .............................................................................39
                  "CCF".........................................................................................39
                  "Celebration".................................................................................39
                  "Change of Control" ..........................................................................39
                  "Closing Date"................................................................................40
                  "Code" .......................................................................................40
                  "Collateral" .................................................................................40
                  "Collateral Security Documents" ..............................................................40
                  "Commitment" .................................................................................40
                  "Commitment Percentage" ......................................................................40
                  "Default" ....................................................................................40

                  "Deposit Account" ............................................................................40
                  "Dollar" or "$" ..............................................................................40
                  "EBITDA" .....................................................................................40
                  "Eligible Accounts" ..........................................................................41
                  "Eligible Inventory" .........................................................................42
                  "Environmental Control Statutes" .............................................................42
                  [**](1) ......................................................................................42
                  "EPA" ........................................................................................42
                  "ERISA" ......................................................................................42
                  "ERISA Affiliate" ............................................................................43
                  "Event of Default" ...........................................................................43
                  "Facility" ...................................................................................43
                  "Fixed Charges"...............................................................................43
                  "FRB".........................................................................................43
                  "Funded Debt".................................................................................43
                  "GAAP"........................................................................................44
                  "Hazardous Materials" ........................................................................44
                  "Hedge Agreement" ............................................................................44
                  "Indebtedness" ...............................................................................44
                  "Integrity Music" ............................................................................44
                  "Interest Expense" ...........................................................................44
                  "Interest Period" ............................................................................44
                  "Inventory" ..................................................................................44
                  "LaSalle" ....................................................................................45
                  "Lender" .....................................................................................45
                  "Letter of Credit Exposure" ..................................................................45
                  "Leverage Ratio"..............................................................................45
                  "LIBO Rate"...................................................................................45
                  "License" ....................................................................................45
                  "Lien"........................................................................................45
                  "Line of Credit Balance" .....................................................................45
                  "Line of Credit Commitment" ..................................................................45
                  "Line of Credit Commitment Percentage" .......................................................45
                  "Line of Credit Facility".....................................................................45
                  "Line of Credit Maturity Date" ...............................................................45
                  "Line of Credit Note" ........................................................................45
                  "Loan"........................................................................................46
                  "Loan Documents" .............................................................................46
                  "Local Authorities" ..........................................................................46
                  "Margin Regulation" ..........................................................................46
                  "Margin Stock" ...............................................................................46
                  "Material Adverse Change" ....................................................................46
                  "Material Adverse Effect" ....................................................................46

(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

                  "Material Contract" ..........................................................................46
                  "Mortgage Documents" .........................................................................46
                  "Net Income" .................................................................................46
                  "Net Worth" ..................................................................................46
                  "Notes" ......................................................................................46
                  "Obligations" ................................................................................47
                  "Official Body"...............................................................................47
                  "Operating Agreement" ........................................................................47
                  "Organic Document" ...........................................................................47
                  "PBGC" .......................................................................................47
                  "Permitted Acquisitions" .....................................................................47
                  "Permitted Guaranties" .......................................................................48
                  "Permitted Indebtedness" .....................................................................48
                  "Permitted Investments" ......................................................................48
                  "Permitted Liens" ............................................................................48
                  "Permitted Loans" ............................................................................48
                  "Permitted Transfers" ........................................................................48
                  "Person"......................................................................................48
                  "Plan"........................................................................................48
                  "Portion".....................................................................................48
                  "Pro Rata"....................................................................................49
                  "Rate Index"..................................................................................49
                  "Rate Margin" ................................................................................49
                  "Reportable Event" ...........................................................................49
                  "Reserve Percentage" .........................................................................49
                  "Revenue" ....................................................................................49
                  "Required Lenders" ...........................................................................49
                  "Reserve Percentage" .........................................................................49
                  "SEC" ........................................................................................49
                  "Securities Acts" ............................................................................49
                  "Security Agreements" ........................................................................49
                  "Settlement Date" ............................................................................49
                  "Subsidiary" .................................................................................49
                  "Surviving Company" ..........................................................................49
                  "Target Company" .............................................................................50
                  "Term Loan A Commitment" .....................................................................50
                  "Term Loan B Commitment" .....................................................................50
                  "Term Loan A Commitment Percentage" ..........................................................50
                  "Term Loan B Commitment Percentage" ..........................................................50
                  "Term Loan A Facility"........................................................................50
                  "Term Loan B Facility" .......................................................................50
                  "Term Loan Facilities" .......................................................................50
                  "Term Loan Maturity Date" ....................................................................50
                  "Term Loan A Note" ...........................................................................50
                  "Term Loan B Note" ...........................................................................50

                  "UCC" ........................................................................................50
                  "Work"........................................................................................50
         9.2.     Rules of Interpretation and Construction .....................................................50
                  9.2.1.     Plural; Gender.....................................................................50
                  9.2.2.     Section and Schedule References....................................................50
                  9.2.3.     Titles and Headings ...............................................................51
                  9.2.4.     "Including" and "Among Other" References ..........................................51
                  9.2.5.     Time of Day References ............................................................51
                  9.2.6.     "Knowledge" of a Person ...........................................................51
                  9.2.7.     Successors and Assigns ............................................................51
                  9.2.8.     Modifications to Documents ........................................................51
                  9.2.9.     References to Laws and Regulations.................................................51
                  9.2.10.    Financial and Accounting Terms.....................................................52
                  9.2.11.    Conflicts Among Loan Documents ....................................................52
                  9.2.12.    Independence of Covenants and Defaults.............................................52
                  9.2.13.    Administrative Agent ..............................................................52

ARTICLE 10:       MISCELLANEOUS ................................................................................52

         10.1.    Indemnification, Reliance and Assumption of Risk..............................................52
         10.2.    Assignments and Participations................................................................53
         10.3.    No Waiver; Delay..............................................................................53
         10.4.    Modifications and Amendments..................................................................54
         10.5.    Disclosure of Information to Third Parties....................................................54
         10.6.    Binding Effect and Governing Law..............................................................55
         10.7.    Notices.......................................................................................55
         10.8.    Relationship with Prior Agreement.............................................................56
         10.9.    Severability..................................................................................56
         10.10.   Termination and Survival......................................................................56
         10.11.   Reinstatement ................................................................................56
         10.12.   Counterparts .................................................................................57
         10.13.   Waiver of Suretyship Defenses ................................................................57
         10.14.   WAIVER OF LIABILITY...........................................................................57
         10.15.   FORUM SELECTION; CONSENT TO JURISDICTION......................................................57
         10.16.   WAIVER OF JURY TRIAL .........................................................................58
         10.17.   STATUTORY NOTICE - INSURANCE..................................................................58
         10.18.   STATUTORY NOTICE - ORAL COMMITMENTS...........................................................59

                                   SCHEDULES:

Schedule 3.1               Good Standing / Foreign Qualification Jurisdictions
Schedule 3.2               Missing Consents
Schedule 3.5A              Intellectual Property
Schedule 3.513             Real Property Interests

Schedule 3.5C              Operating Names Trade Names
Schedule 3.6               Capital Structure Equity Ownership
Schedule 3.7               Subsidiaries, Affiliates & Investments
Schedule 3.8               Material Contracts
Schedule 3.9               Licenses and Authorizations
Schedule 3.10              Taxes and Assessments
Schedule 3.11              Material Litigation
Schedule 3.18              Fees and Commissions
Schedule 5.2               Permitted Additional Indebtedness
Schedule 5.3               Permitted Additional Guaranties
Schedule 5.4               Permitted Additional Loans
Schedule 5.5               Permitted Additional Liens
Schedule 5.7               Permitted Additional Investments

                                    EXHIBITS:

Exhibit 1.4.1              Form of Advance Request
Exhibit 4.2                Form of Compliance Certificate
Exhibit 4.3                Form of Borrowing Base Certificate
Exhibit 10.2               Form of Assignment and Assumption Agreement

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Agreement") is made and effective as of April 25, 2001, by and among INTEGRITY INCORPORATED, a Delaware corporation ("Integrity," or "Borrower") and each financial institution that from time to time is a "Lender" hereunder; (collectively, the "Lenders"), and LASALLE BANK NATIONAL ASSOCIATION ("Administrative Agent").

                                 R E C I T A L S

         WHEREAS, Borrower desires and has applied to Lenders and Administrative Agent for a credit facility consisting of (a) a revolving line of credit pursuant to which $6,000,000 can be borrowed from time to time on a senior secured basis, and (b) a term loan pursuant to which $11,000,000 million can be borrowed on a senior secured basis, and (c) a mortgage term loan pursuant to which $3,000,000 can be borrowed on a senior secured basis; and

         WHEREAS, Lenders and Administrative Agent are each willing to accommodate the request for credit upon and subject to the terms, conditions and provisions of the Loan Documents;

         NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and intending to be legally bound hereby, Borrower and each Lender and Administrative Agent hereby agrees as follows:

                        ARTICLE 1: THE CREDIT FACILITIES

         1.1.     Line of Credit Facility.

                  1.1.1. Establishment of Line of Credit Facility. Subject to the terms and conditions of and in reliance upon the representations and warranties in the Loan Documents, the Lenders (severally and on a Pro Rata basis) will lend funds to Borrower on a senior secured basis from time to time prior to the Line of Credit Maturity Date in an aggregate amount at any time outstanding not to exceed the Available Credit Portion minus the Letter of Credit Exposure.

                  1.1.2. Line of Credit Facility Maturity. The Line of Credit Facility will mature on April 25, 2006 ("Line of Credit Maturity Date").

                  1.1.3. Use of Proceeds. The funds advanced under this Line of Credit Facility shall be used exclusively for general working capital requirements and to finance Permitted Acquisitions; provided, however, such funds shall not be used, directly or indirectly, in any fashion for the benefit of Celebration or Integrity Music.

                  1.1.4. Revolving Credit Notes. The indebtedness of Borrower under the Line of Credit Facility will be evidenced by one or more Revolving Notes (as amended, restated, replaced, supplemented, extended or renewed from time to time, each, a "Revolving Note"; collectively, the "Revolving Notes") payable to the order of each Lender. The Revolving Notes will be due and payable in full on the Line of Credit Maturity Date. The aggregate stated principal amount of the Revolving Notes will be the Line of Credit Commitment. Each Lender is authorized to note or endorse the date and amount of each Advance and payment under the Line of Credit Facility on a schedule annexed to and constituting a part of the Line of Credit Notes. Such notations or endorsements, if made, will constitute prima facie evidence of the information noted or endorsed on such schedule, but the absence of any such notation or endorsement will not limit or otherwise affect the obligations and liabilities of Borrower thereunder or hereunder.

                  1.1.5. Repayment and Prepayment. The Borrower hereby promises to pay Administrative Agent the aggregate indebtedness under the Line of Credit Facility (and other Loan Documents) in accordance with the following provisions:

                           1.1.5.1. Interest Payments.  Interest accrued under
the Line of Credit Facility with respect to Base Rate Loans is due and payable quarterly in arrears on the last day of the last month of each calendar quarter. Interest accrued under the Line of Credit Facility with respect to Adjusted LIBO Rate Loans shall be paid on the last day of each Interest Period and, in addition, for each such Adjusted LIBO Rate Loan with an Interest Period longer than 90 days, Borrower shall pay interest accrued thereon on the date which is 90 days from date of commencement of such Interest Period.

                           1.1.5.2. Payments at Maturity.  The outstanding
indebtedness under the Line of Credit Facility (including all principal, interest, fees, expenses and indemnities) is due and payable in its entirety on the Line of Credit Maturity Date.

                           1.1.5.3. Prepayments.

                                    a.       Voluntary Prepayments. The
outstanding principal balance under the Line of Credit Facility may be prepaid in whole or in part at any time without premium or penalty.

                                    b.       Mandatory PrepayMents -- Excessive
Balance. If the outstanding indebtedness under the Line of Credit Facility at any time exceeds the Available Credit Portion, then such excess amount outstanding must be re-paid to Administrative Agent in its entirety immediately upon demand by Administrative Agent for payment thereof.

                                    c.       Mandatory Prepayments - Equity
Issuances and Asset Sales. If (a) Borrower issues any equity securities or (b) sells, leases, licenses, transfers or otherwise disposes of any assets (other than inventory sold in the ordinary course of business, the disposition of obsolete or worn out equipment, or the licensing of copyrights and trademarks in the ordinary course of business), or (c) Borrower is required to pay excess dividend income to Lenders pursuant to Section 5.10 then a prepayment in an amount equal to the cash proceeds of any such equity issuance, asset disposition or excess dividends (net of (1) reasonable commissions and expenses actually paid to unrelated third parties in connection with such transactions and (2) taxes actually due as a direct result of such transactions) must be made within two (2) Business Days after actual receipt thereof on the outstanding indebtedness under the Line of Credit Facility, unless a balance then exists under the Term Loan Facilities; provided, however, that the foregoing prepayment obligation shall not apply to an individual asset disposition which yields less than $15,000 in cash proceeds to the extent that, when aggregated with the cash proceeds of all previous asset dispositions (not otherwise excepted under the first parenthetical hereunder) during the term of the Facility, equals or is less than $30,000; provided, further, if at the time of any required prepayment hereunder, any portion of such prepayment would by necessity require the "breakage" of an Adjusted LIBO Rate Loan, then only to the extent necessary to avoid such "breakage," Borrower may make such portion of such prepayment upon termination of the relevant Interest Period(s).

                                    d.       In General. Any prepayment under
the Line of Credit Facility must include all accrued but unpaid interest under the Line of Credit Facility allocable to the amount prepaid through the date of such prepayment.

                           1.1.5.4. Availability for Reborrowing.  Principal
amounts paid under the Line of Credit Facility prior to the Line of Credit Maturity Date will be available for re-borrowing (in the absence of a Default or Event of Default) in accordance with the terms hereof up to the Available Credit Portion.

                           1.1.5.5. Voluntary Reduction of Commitment.  Upon
giving Administrative Agent prior written notice of at least five (5) Business Days, Borrower at any time and from time to time may reduce the Line of Credit Commitment in multiples of $500,000. Any such reduction in the Line of Credit Commitment will be permanent, and such Commitment cannot thereafter be increased without the written consent of Lenders.

                  1.1.6.   Letter of Credit Facility.

                           1.1.6.1  Letter of Credit Issuance.  Letter of Credit
Issuer commits to issue standby letters of credit and commercial (documentary) letters of credit for the account of Borrower from time to time from the Closing Date to the Line of Credit Maturity Date, but only if the Letter of Credit Exposure will not as a result of such issuance exceed the lesser of (1) $1,000,000 and (ii) any excess of the Available Credit Portion over the Line of Credit Balance. The expiration date of any Letter of Credit will be a Business Day that is not later than the date which is twenty-five days prior to the Line of Credit Maturity Date; provided, however, that the expiration date for the Letter of Credit may be later than the Line of Credit Maturity Date if Letter of Credit Issuer consents to such issuance and Borrower provides to Letter of Credit Issuer cash collateral satisfactory to Letter of Credit Issuer as security for Borrower's obligation to reimburse Letter of Credit Issuer for all draws thereunder. Immediately, upon the issuance by Letter of Credit Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender, and such other Lender shall be deemed to have purchased and received from Letter of Credit Issuer, a Pro-Rata, undivided interest and participation in such Letter of Credit, the reimbursement obligation of Borrower with respect thereto, and any guaranty thereof or collateral therefor. Such other Lender's Pro-Rata undivided interest shall be the same as its Pro-Rata share of the Line of Credit Commitment.

                           1.1.6.2  Interest on Draws on Letters of Credit. The
unreimbursed amount of each draw on a Letter of Credit shall bear interest at a rate per annum equal to the Base Rate then applicable to the Line of Credit Facility.

                           1.1.6.3  Reimbursement Obligations of Borrower.  The
Borrower hereby unconditionally agrees to immediately pay to Letter of Credit Issuer on demand all amounts required to pay all drafts drawn under Letters of Credit issued for the account of the Borrower and all reasonable expenses incurred by Letter of Credit Issuer in connection with such Letters of Credit and in any event and without demand to remit to Letter of Credit Issuer sufficient funds to pay all debts and liabilities arising under any Letter of Credit issued for the account of the Borrower.

                           1.1.6.4  Draws on Letter of Credit. In the event that
a draw is made on a Letter of Credit and Borrower does not reimburse the amount of such draw in full to Letter of Credit Issuer within one (1) Business Day after demand, Letter of Credit Issuer shall promptly notify Administrative Agent of such failure. Upon Administrative Agent's receipt of such notice from Letter of

Credit Issuer, Administrative Agent may notify each Lender thereof and shall have the right to cause a Line of Credit Advance to be made, regardless of whether such Line of Credit Advance would result in the Line of Credit Balance exceeding the Available Credit Amount, by notifying each Lender of the draw, the amount of the Line of Credit Advance required to fund reimbursement of such draw, and the amount of such Lender's ratable share of such Line of Credit Advance. The Advance Date and time for such Line of Credit Advance shall not be later than 3:00 p.m. (Local Time) on the first Business Day following Administrative Agent's delivery of such notice to Lenders. By no later than such Advance Date and time, each Lender shall make immediately available to Administrative Agent funds consisting solely of Dollars in the amount of its Pro-Rata share of such Line of Credit Advance, rounded to the nearest penny, in accordance with such remittance instructions as may be given by Administrative Agent to each Lender from time to time. Each Line of Credit Advance made by Administrative Agent pursuant to this Section 1.1.6.4 shall be deemed to be a Base Rate Advance.

                           1.1.6.5  Requirements for Every Letter of Credit
Request. Only a written request (which may be mailed, personally delivered to or telecopied as provided in Section 10.7) from an Authorized Officer to Letter of Credit Issuer that specifies the amount, requested issue date (which shall be a Business Day and in no event later than thirty days before the Line of Credit Maturity Date), and beneficiary of the requested Letter of Credit and other information necessary for its issuance shall be treated as a request for issuance of a Letter of Credit.

         1.2.     Term Loan Facilities.

                  1.2.1. Establishment of Term Loan A Facility. Subject to the terms and conditions of and in reliance upon the representations and warranties in the Loan Documents, the Lenders (severally and on a Pro Rata basis) will lend funds to Borrower on a senior secured basis through multiple Advances of not less than $ 1,000,000 each on or within 180 days of the Closing Date in an aggregate principal amount advanced not to exceed the Term Loan A Commitment; provided, however, that, [**](1) then the Term Loan A Commitment shall be permanently reduced by such shortfall amount.

                  1.2.2. Use of Term Loan A Proceeds. The funds advanced under this Term Loan A Facility shall be used exclusively for (a) the refinancing of existing indebtedness of Borrower, (b) [**](1) an aggregate amount not to exceed $1,500,000 may be used for Permitted Acquisitions in accordance with Section 5.7; provided, however, with respect to the purchase of Borrower's common stock, such stock shall be immediately retired or held by the Borrower as treasury stock.

                  1.2.3. Term Loan A Notes. The indebtedness of Borrower under the Term Loan A Facility hereof will be evidenced by one or more Term Loan A Notes (as amended, restated, replaced, supplemented, extended or renewed from time to time, each, a "Term Loan A Note," collectively, the "Term Loan A Notes") payable to the order of each Lender. The Term Loan A Notes will be due and payable in full on the Term Loan Maturity Date. The aggregate stated principal amount of the Term Loan A Notes will be the Term Loan A Commitment. Each Lender is authorized to note or endorse the date and amount of each Advance and each payment under the Term Loan A Facility on a schedule annexed to and constituting a part of the Term Loan A Notes. Such notations or endorsements, if made, will constitute prima facie evidence of the information noted or endorsed on such schedule, but the absence of any such notation or endorsement will not limit or otherwise affect the obligations or liabilities of Borrower thereunder and hereunder.


----------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

                  1.2.4. Establishment of Term Loan B Facility. Subject to the terms and conditions of and in reliance upon the representations and warranties in the Loan Documents, the Lenders (severally and on a Pro Rata basis) will lend funds to Borrower on a senior secured basis through multiple Advances of not less than $500,000 each on or within 720 days of the Closing Date in an aggregate principal amount advanced not to exceed the Term Loan B Commitment.

                  1.2.5. Use of Term Loan B Proceeds. The funds advanced under the Term Loan B Facility shall be used exclusively for the funding of capital expenditures related to the Borrower's primary headquarters in Mobile, Alabama.

                  1.2.6. Term Loan B Notes. The indebtedness of Borrower under the Term Loan B Facility will be evidenced by one or more Term Loan B Notes (as amended, restated, replaced, supplemented, extended or renewed from time to time, each, a "Term Loan B Note"; collectively, the "Term Loan B Notes") payable to the order of each Lender. The Term Loan B Notes will be due and payable in full on the Term Loan Maturity Date. The aggregate stated principal amount of the Term Loan B Notes will be the Term Loan B Commitment. Each Lender is authorized to note or endorse the date and amount of each Advance and each payment under the Term Loan B Facility on a schedule annexed to and constituting a part of the Term Loan B Notes. Such notations or endorsements, if made, will constitute prima facie evidence of the information noted or endorsed on such schedule, but the absence of any such notation or endorsement will not limit or otherwise affect the obligations or liabilities of Borrower thereunder and hereunder.

                  1.2.7. Term Loan Facilities Maturity. Term Loan A Facility and the Term Loan B Facility (collectively, the "Term Loan Facilities") will mature on April 25, 2006 (the "Term Loan Maturity Date").

                  1.2.8. Repayment and Prepayment. The Borrower hereby promises to pay Administrative Agent the aggregate indebtedness under the Term Loan Facilities (and other Loan Documents) in accordance with the following provisions:

                           1.2.8.1. Interest Payments.  Interest accrued under
the Term Loan Facilities with respect to Base Rate Loans is due and payable quarterly in arrears on the last day of the last month of each calendar quarter. Interest accrued under the Term Loan Facilities with respect to Adjusted LIBO Rate Loans shall be paid on the last calendar day of each Interest Period and, in addition, for each such Adjusted LIBO Rate Loan with an Interest Period longer than 90 days, Borrower shall pay interest accrued thereon on the date which is 90 days from date of commencement of such Interest Period.

                           1.2.8.2. Term Loan A Principal Payments -
Amortization. On the last Business Day of each March, June, September and December, commencing June 30, 2001, a payment of the principal balance outstanding under the Term Loan A Facility is due and payable according to the following schedule:

                                                     Required Amount
                        Payment Date               Of Principal Payment
                    -----------------------        --------------------
                    6/30/01 through 3/31/05               $500,000
                    6/30/05 through 3/31/06               $750,000

provided, however, that, if the Term Loan A Commitment is reduced pursuant to
Section 1.2.1, then such amortization schedule shall be revised by Administrative Agent to provide for full and equal principal amortization on a quarterly basis of the principal balance of Term Loan A over the five year period commencing as of the Closing Date.

                           1.2.8.3.   Term Loan B Principal Payments -
Amortization. On the last Business Day of each March, June, September and December, commencing June 30, 2002, a principal payment of $50,000 under the Term Loan B Facility shall be due and payable.

                           1.2.8.4.   Payments at Maturity.  The outstanding
indebtedness under the Term Loan Facilities (including all principal, interest, fees, expenses and indemnities) shall be due and payable on the Term Loan Maturity Date.

                           1.2.8.5.   Payments.

                                      a.    Voluntary Prepayments.  At anytime,
upon prior written notice to Administrative Agent of at least three (3) Business Days, the outstanding principal balance under the Term Loan Facilities may be prepaid in whole or in part without premium or penalty. Any voluntary partial prepayment must be in an amount of not less than $ 100,000 or in multiples of $ 10,000 in excess thereof.

                                      b.    Mandatory Prepayments - Equity
Issuances and Asset Sales. If (a) Borrower issues any equity securities or (b) sells, leases, licenses, transfers or otherwise disposes of any assets (other than inventory sold in the ordinary course of business, the disposition of obsolete or worn out equipment, or the licensing of copyrights and/or trademarks in the ordinary course of business), or (c) Borrower is required to pay excess dividend income to Lenders pursuant to Section 5.10 then a prepayment in an amount equal to the cash proceeds of any such equity issuance, asset disposition or excess dividends (net of (1) reasonable commissions and expenses actually paid to unrelated third parties in connection with such transactions and (2) taxes actually due as a direct result of such transactions) must be made within two (2) Business Days after actual receipt thereof on the outstanding indebtedness under the Term Loan Facilities; provided, however, that the foregoing prepayment obligation shall not apply to an individual asset disposition which yields less than $15,000 in cash proceeds to the extent that, when aggregated with the cash proceeds of all previous asset dispositions (not otherwise excepted under the first parenthetical hereunder) during the term of the Facility, equals or is less than $30,000; provided, further, if at the time of any required prepayment hereunder, any portion of such prepayment would by necessity require the "breakage" of an Adjusted LIBO Rate Loan, then only to the extent necessary to avoid such "breakage," Borrower may make such portion of such prepayment upon termination of the relevant Interest Period(s). Any such prepayment shall be applied first to the then principal balance outstanding under the Term Loan A Facility in inverse order of maturity until there are no amounts outstanding under the Term Loan A Facility, then such prepayment shall be applied to the then principal balance outstanding under the Term Loan B Facility in inverse order of maturity.

                                      c.    In General.  Any prepayments under
the Term Loan Facilities must include all accrued but unpaid interest under the Term Loan Facilities allocable to the amount prepaid through the date of such prepayment.

                           1.2.8.6.   Availability for Reborrowing.  Principal
amounts repaid or prepaid under the Term Loan Facilities prior to the Term Loan Maturity Date will not be available for reborrowing hereunder.

         1.3 Interest. Interest under the Line of Credit Facility and Term Loan Facilities (and with respect to any other amounts advanced to or on behalf of Borrower or otherwise outstanding under the Loan Documents) will be determined and imposed in accordance with the following provisions:

                  1.3.1. Establishment of Portions. Borrower may have no more than five (5) Portions accruing interest at an Adjusted LIBO Rate at any one time under the Line of Credit Facility. Borrower may have no more than three (3) portions accruing interest at an Adjusted LIBO Rate at any one time under each of the Term Loan Facilities. No Portion under the Facility accruing interest at an Adjusted LEBO Rate may be less than $100,000.

                  1.3.2. Interest Rate Determination. The outstanding balance hereunder will bear interest at the applicable Rate Index plus the applicable Rate Margin. If the Base Rate is the applicable Rate Index for a Portion, then the interest rate on such Portion will change when and as the Base Rate or Rate Margin changes; and if an Adjusted LIBO Rate is the applicable Rate Index for a Portion, then the interest rate on such Portion will be established on the first day of each Interest Period for such Portion and will not change during such Interest Period. With respect to the proceeds of each Advance, unless Borrower requests a particular Rate Index at the time of such Advance, then the Base Rate shall be the applicable Rate Index.

                  1.3.3. Adjusted LIBO Rate Loans - Continuation or Conversion. The applicable Rate Index for each Portion may be converted to or continued as either a Base Rate Advance or, as an Adjusted LIBO Rate Advance by Borrower as of the first Business Day after the end of the applicable Interest Period for such Portion. At least three (3) Business Days before any day on which the Rate Index may be so converted or continued, Borrower shall notify Administrative Agent in writing of (a) the dollar amount of each Portion (if more than one exists) and (b) the selected Rate Index for each Portion during the subsequent rate period (including, if applicable, the selected length of the Interest Period). If Administrative Agent does not timely receive such written notification as to any Portion, then the then-current Rate Index will be the applicable Rate Index for the outstanding balance of such unspecified Portion during the subsequent Interest Period.

                  1.3.4. Applicable Rate Margins. The Rate Margin applicable to the Facility will be established as of the Closing Date and as of the third Business Day after the date that Administrative Agent receives or should have received the most recent periodic financial statements of Borrower delivered in accordance with Section 4.2. The Interest Rate Margin will be based upon the Leverage Ratio as of the last day of the fiscal quarter as reflected on the most recent quarterly financial statements delivered to Administrative Agent in accordance with Section 4.2, and will be determined according to the following schedule:




                                              Line of Credit             Term Loan
                              Base Rate        Adjusted LIBO        Facilities Adjusted
         Leverage Ratio      Rate Margin        Rate Margin          LIBO Rate Margin
         --------------      -----------      --------------        -------------------
           >2.0                   .50%               2.75%                  3.00%
           >1.5 but <2.0          .25%               2.50%                  2.75%
           >1.0 but <1.5          .0%                2.25%                  2.50%
           <1.0                   .0%                2.00%                  2.25%

If Administrative Agent does not timely receive acceptable quarterly financial statements prepared and delivered in accordance with Section 4.2, then Administrative Agent (in the sole and absolute discretion of Required Lenders) may deem the applicable Rate Margins for each Portion to be the highest Rate Margins for the applicable Rate Index reflected in the chart above, either prospectively or retroactive to the first day of the then-current fiscal quarter.

                  1.3.5. Calculation of Interest and Fees. Interest and, where applicable, fees under the Facility will be calculated on the basis of a 360-day year for the actual number of days elapsed. Interest will begin to accrue on any amounts advanced to or on behalf of Borrower under the Loan Documents on and as of the date such funds are advanced.

                  1.3.6. Special LIBO Rate Provisions. The following provisions apply with respect to Adjusted LIBO Rates.

                           a.       Change in Adjusted LIBO Rate. Any Adjusted
LIBO Rate may be adjusted by a particular Lender from time to time to account for any additional or increased cost of maintaining any necessary reserves for Eurodollar deposits (including any increase in the Reserve Percentage) or any increased costs due to changes in the applicable law occurring subsequent to the commencement of the then-applicable Interest Period. Such Lender will give Administrative Agent notice of any such determination and adjustment within a reasonable period of time thereafter. Upon receipt of such notice, Administrative Agent will provide a copy thereof to Borrower, and (upon written request) such Lender will furnish a statement to Administrative Agent and Borrower setting forth the basis and the method for determining the amount of such adjustment. A determination by any Lender hereunder will be conclusive absent manifest error. If any Lender provides any such notice of adjustment, then Borrower may elect to change the then-applicable Rate Index (using the same Rate Margin category) to the Base Rate for any Portion then subject to an Adjusted LIBO Rate. Such election to change the Rate Index must be made by providing Administrative Agent written notice thereof at any time within 10 Business Days after receipt of such notice of adjustment subject to the requirement to pay all associated costs therewith. Upon Administrative Agent's receipt of any such written election, the identified Portion will thereupon begin to accrue interest at the Base Rate plus the Rate Margin (as applicable for the same Leverage Ratio as previously was applicable for the Adjusted LIBO
Rate) for the remainder of the then-current Interest Period for such Portion.

                           b.       Unavailability of Eurodollar Funds. An
Adjusted LIBO Rate will not be available for the Facility if the Administrative Agent at any time determines or reasonably believes that

(1) Eurodollar deposits equal to the amount of principal under the Facility for the applicable Interest Period are unavailable, or (2) an Adjusted LIBO Rate will not adequately and fairly reflect the cost of maintaining balances under the Facility, or (3) by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not then exist for ascertaining an Adjusted LIBO Rate. Administrative Agent will give notice of any such determination and adjustment within a reasonable period of time thereafter to Borrower. Upon written request of Borrower, Administrative Agent will furnish to Borrower a statement setting forth the basis for such determination or reasonable belief A determination or belief by Administrative Agent hereunder will be conclusive absent manifest error.

                           c.       Illegality. An Adjusted LIBO Rate also will
not be available under the Facility if a particular Lender at any time determines or reasonably believes that it is unlawful or impossible to fund or maintain sufficient Eurodollar liabilities for the Facility under an Adjusted LIBO Rate. Such Lender will give Administrative Agent notice of any such determination and adjustment within a reasonable period of time thereafter. Upon receipt of such notice, Administrative Agent will provide a copy thereof to Borrower, and (upon written request) such Lender will furnish to Administrative Agent and Borrower a statement setting forth the basis for such determination or reasonable belief A determination or belief by any Lender hereunder will be conclusive absent manifest error.

                           d.       Continuance of a Default. An Adjusted LIBO
Rate also will not be available under the Facility during the existence of any Default or Event of Default.

                           e.       Alternative Rate. During the occurrence of
any event described in either Clauses "b" or "c" of this Subsection, each affected Lender's obligation hereunder to fund or maintain balances under an Adjusted LIBO Rate will be suspended, and during such period, the outstanding balance under the Facility will bear interest at the Base Rate plus the appropriate Rate Margin.

                  1.3.7. Interest Periods for Adjusted LIBO Rate Advances. For each Adjusted LIBO Rate Advance, Borrower shall select an Interest Period that is either 30, 60, 90 or 180 days; provided that:

                           a.       every such Interest Period for an Adjusted
LIBO Rate Advance shall commence on the date of the Advance or on the date of the conversion or continuation of any Advance as an Adjusted LEBO Rate Advance;

                           b.       if any Interest Period would otherwise
expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding Business Day would be in the following calendar month, it shall expire on the first preceding Business Day;

                           c.       any Interest Period that begins on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           d.       no Interest Period for an Adjusted LIBO Rate
Advance that is part of the Line of Credit Facility shall extend beyond the Line of Credit Facility Maturity Date, and no Interest Period for an Adjusted LIBO Rate Advance that is part of the Term Loan Facilities shall extend beyond the Term Loan Maturity Date.

         1.4.     Advances.

                  1.4.1. Requesting Advances. To request an Advance (other than the initial Advances on the Closing Date) (any such notice, an "Advance Request"), Borrower must give Administrative Agent written notice (or verbal notice by telephone with immediate written confirmation to follow) (a) at least one (1) Business Day prior to the requested Settlement Date for any Base Rate Advance, or (b) at least three (3) Business Days prior to the requested Settlement Date for any Adjusted LIBO Rate Advance. Such Advance Request, together with certain certifications, must be substantially in the form of
Exhibit 1.4.1. Unless Administrative Agent otherwise consents, Borrower may only request up to two (2) Advances per month under the Term Loan A Facility and up to two (2) Advances per month under the Term Loan B Facility.

                  1.4.2. Funding Advances. Subject to the terms and conditions hereof, Administrative Agent will make each Lender's Pro Rata portion of each requested Advance (to the extent such funds are received by Administrative Agent) available by crediting such amount to the Deposit Account with Administrative Agent (or by such other means as Borrower may reasonably direct).

                  1.4.3. Indemnification for Revocation or Failure to Satisfy Conditions. Borrower will indemnify each Lender and Administrative Agent against all losses and costs incurred by such Lender and Administrative Agent as a result of any revocation of any requested Advance or any failure to fulfill the applicable conditions precedent to such Advance on or before the requested Settlement Date specified in an Advance Request. Such indemnification will include (among other things) all losses and costs incurred by reason of the liquidation or reemployment of funds required by such Lender or Administrative Agent to fund the Advance when such Advance, as a result of such failure, is not made on the requested Settlement Date. Such Lender's or Administrative Agent's (as applicable) calculation of such losses and costs will be conclusive absent manifest error.

                  1.4.4. Obligation to Advance. No Lender will be obligated to make any Advance under the following circumstances: (a) during the existence of a Default or an Event of Default hereunder, or (b) if such Advance would cause a Default or Event of Default hereunder, or (c) after the Line of Credit Maturity Date, or (d) as regards the Term Loan A Facility, on or after 180 days from the Closing Date, or (e) as regards the Term Loan B Facility, on or after 720 days from the Closing Date.

                  1.4.5 Term Loan B Advance. The Borrower shall provide to Administrative Agent five (5) Business Days prior to any Advance under the Term Loan B Facility, to be approved by Administrative Agent in its own discretion, appropriate invoices (describing in sufficient detail the improvements to be funded with the proceeds of such Advance), lien waivers, title insurance endorsements and such other documents as Administrative Agent may reasonably request from time to time.

         1.5.     Payments in General.

                  1.5.1. Manner and Place of Payments. All payments of principal, interest, fees, expenses, indemnities and other amounts due under the Loan Documents shall be made by Administrative Agent's debit to the Deposit Account, or otherwise must be received by Administrative Agent by wire transfer (unless Administrative Agent otherwise consents) in immediately available funds in U.S. dollars (and without any deduction, offset, netting, reservation of rights or counterclaim) on or before One o'clock (1:00) p.m. St. Louis time on the due date therefor at the principal office of Administrative Agent set forth in the Notice Section hereof or at such other place as Administrative Agent may designate from time to time.

                  1.5.2. Special Payment Timing Issues. Whenever any payment to be made under any Loan Document is due on a day that is not a Business Day, then such payment may be made on the next succeeding Business Day, and such extension of time will be included in the computation of interest under such Loan Document. Any funds received by Administrative Agent after 1:00 p.m. St. Louis time on any day will be deemed to be received on the next succeeding Business Day (provided, however, no Event of Default under Section 7.1.1 hereof shall be deemed to occur if such funds are received by Administrative Agent by no later than 4:00 p.m. St. Louis time on such day).

                  1.5.3. Application of Payments. All payments and other funds received by Administrative Agent under the Loan Documents after the Line of Credit Maturity Date and the Term Loan Maturity Date, or during any Default, will be applied in the following order: (a) first to the payment of any fees and charges due under the Loan Documents, and (b) then to any obligations for the payment of expenses, costs and indemnities due under the Loan Documents, and (c) then to the payment of interest due and owing under the Loan Documents, and (d) then, to the principal indebtedness due under the Term Loan A Facility in inverse order of maturity until there are no amounts outstanding under the Term Loan A Facility, then to the principal indebtedness due under the Term Loan B Facility in inverse order of maturity until there are no amounts outstanding under the Term Loan B Facility, and then to principal outstanding under the Line of Credit Facility and (e) then to any other indebtedness of Borrower or other Obligor to any Lender.

                  1.5.4. LIBO Rate Payments Not at End of Interest Period. Subject to Sections 1.1.5.3 and 1.2.8.5, if payment of any amount accruing interest based upon an Adjusted LIBO Rate is made on any day other than the last day of the corresponding Interest Period (whether such payment is voluntary, mandatory, by demand, acceleration or otherwise), then Borrower must pay Administrative Agent all costs and losses (including funding costs and any losses associated with the re-deployment of such funds for the balance of such Interest Period) that may arise or be incurred as a result of or in connection with such payment (as such costs and losses may be calculated by Lenders). Upon written request, Lenders (through Administrative Agent) will furnish a statement setting forth the basis for such calculation. A determination or calculation by any Lender hereunder will be conclusive absent manifest error.

                  1.5.5. Capital Adequacy, Taxes and Other Adjustments. If any Lender determines that (a) the adoption, implementation or interpretation after the Closing Date of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline, directive, policy or order regarding capital adequacy, reserve requirements, taxes or similar requirements, or (b) compliance by such Lender or any entity controlling or funding the operations of such Lender with any request or directive regarding capital adequacy, reserve requirements, taxes or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank, governmental agency, controlling entity, funding source or body having jurisdiction would, in either instance, have the effect of increasing the amount of capital, reserves, taxes (other than income taxes of Administrative Agent or any Lender), funding costs or other funds required to be maintained or paid by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations under the Loan Documents, then Borrower must pay to such Lender additional amounts sufficient to compensate such Lender for such reduction. Such Lender will give Administrative Agent notice of any such determination and payment amount within a reasonable period of time thereafter. Upon receipt of such notice, Administrative Agent will provide a copy thereof to Borrower, and (upon written request) such Lender will furnish a statement to Administrative Agent and Borrower setting forth the basis and the method for determining the amount of such payment. A determination by any Lender hereunder will be conclusive absent manifest error.

                  1.5.6. Payment of Expenses, Indemnities and Protective Advances. If any funds are advanced or costs are incurred by Administrative Agent or any Lender on behalf of Borrower or otherwise as permitted under the Loan Documents (including as protective advances), then such advances or costs must be re-paid to Administrative Agent in their entirety immediately upon demand by Administrative Agent for payment thereof.

                  1.5.7. Payments upon Termination. Notwithstanding any other provision hereof, the entire outstanding indebtedness under each Facility (including all principal, interest, fees, expenses and indemnities) is due and payable in its entirety upon any termination of such Facility, the corresponding Commitment therefor, or this Agreement.

                  1.5.8. Default Interest. During the existence of an Event of Default hereunder, Borrower hereby agrees (to the maximum extent not prohibited by applicable law) to pay to Lenders interest on any indebtedness outstanding hereunder at the rate of two percent (2%) per annum in excess of the rate then otherwise applicable to such indebtedness. Notwithstanding the foregoing, if the relevant Event of Default is under Section 7. 1. 10, then such rate increase (to the maximum extent not prohibited by applicable law) will occur automatically without any request by Administrative Agent.

                  1.5.9. Unused Savings Provision. Notwithstanding any provision of any Loan Document, Borrower is not and will not be required to pay interest at a rate or any fee or charge in an amount prohibited by applicable law. If interest or any fee or charge payable on any date would be in a prohibited amount, then such interest, fee or charge will be automatically reduced to the maximum amount that is not prohibited, and any interest, fee or charge for subsequent periods (to the extent not prohibited by applicable law) will be increased accordingly until Administrative Agent and each Lender receives payment of the full amount of each such reduction. To the extent that any prohibited amount is actually received by Administrative Agent or any Lender, then such amount will be automatically deemed to constitute a repayment of principal indebtedness hereunder.

         1.6.     Fees and Other Compensation.

                  1.6.1. Origination Fee. On the Closing Date, Borrower will pay Administrative Agent a nonrefundable origination fee in the amount of $200,000, which shall be deemed earned in its entirety as of the Closing Date.

                  1.6.2. Unused Line Fee. Borrower shall pay to Administrative Agent for the account of Lenders a non-refundable, recurring Line of Credit Unused Fee calculated by applying the daily equivalent of an annual Unused Fee Rate determined pursuant to the table below to the Unused Line of Credit Commitment on each day during the period from the Closing Date to the Line of Credit Maturity Date. The "Unused Line of Credit Commitment" on any day shall be the difference between (1) the amount of the Line of Credit Commitment then in effect and (ii) the Line of Credit Balance. The Line of Credit Unused Fee shall be payable quarterly in arrears commencing on the last day of the first calendar quarter ending after the Closing Date and continuing on the last day of each calendar quarter thereafter and on the Line of Credit Maturity Date. The Unused Fee Rate shall be determined as follows:

                                                           Unused
                                                            Line
                Leverage Ratio                               Fee
                --------------                             ------
                  >2.0                                       .50%
                  >1.5 but <2.0                             .375%
                  >1.0 but <1.5                              .25%
                  <1.0                                       .25%

The Unused Fee Rate applicable on the Closing Date shall be .25%. Thereafter, the Borrower's Leverage Ratio for the four fiscal quarter period of Borrower most recently ended will be calculated and applied to determine the applicable Unused Fee Rate in the same manner as described in Section 1.3.4.

                  1.6.3. Letter of Credit Fee. Borrower shall pay to Administrative Agent for the account of Letter of Credit Issuer and each other Lender with a Line of Credit Commitment, a non-refundable recurring Letter of Credit Fee for each Letter of Credit Issued by Letter of Credit Issuer. The Letter of Credit Fee for any Letter of Credit shall be an amount equal to the aggregate undrawn amount of such Letter of Credit multiplied by a per annum rate equal to the Adjusted LIBO Rate for Line of Credit. Advances in effect on the date such Letter of Credit is issued. The Letter of Credit Fee for each Letter of Credit shall be payable in advance for the remaining portion of the quarter when issued and quarterly thereafter on the last day of each full calendar quarter thereafter while such Letter of Credit is outstanding and upon maturity or termination thereof pro-rata for the remaining portion of the quarter in which such maturity or termination occurs.

                  1.6.4. Letter of Credit Fronting Fee. If at any time there is more than one Lender under the Facility, Borrower shall pay to Letter of Credit Issuer a nonrefundable, one-time Fronting Fee equal to .125% per annum of the face amount of each Letter of Credit issued by Letter of Credit Issuer. The Fronting Fee due for any Letter of Credit shall be payable in advance, commencing on the issuance date of such Letter of Credit.

                  1.6.5. Other Letter of Credit Fees. Borrower shall pay to Letter of Credit Issuer such Letter of Credit Issuer's other customary fees for issuance, amendment, or renewal of a Letter of Credit and, as Letter of Credit Issuer and Borrower may agree with respect to each Letter of Credit, for each negotiation of a draft drawn under such Letter of Credit.

                         ARTICLE 2: CONDITIONS PRECEDENT

         2.1. Closing Conditions. The obligation of Administrative Agent or any Lender to execute and perform the Loan Documents, and to establish the Facilities, and to fund the Advances are subject to the following conditions precedent:

                  2.1.1.   Compliance.

                           2.1.1.1. Fees and Expenses. Borrower must have paid
(or made acceptable arrangements with Administrative Agent to pay) all fees and expenses due and payable hereunder, including without limitation all fees and expenses related to real estate appraisals, field audits and environmental reports, and the reasonable fees and expenses of Administrative Agent's attorneys with respect to the preparation, negotiation and execution of the Loan Documents.

                           2.1.1.2. Representations. Each, and all,
representations and warranties contained in this Agreement and in each other Loan Document, certificate or other writing delivered to Administrative Agent or any Lender pursuant hereto or thereto on or prior to the Closing Date must be true, correct and complete in all material respects on and as of the Closing Date.

                           2.1.1.3. No Default. There must not be any Default or
Event of Default hereunder or any default under any other Loan Document on the Closing Date, and there must not be any such Default or Event of Default occurring as a result of executing or advancing funds under the Loan Documents.

                           2.1.1.4. No Material Change. There must not have been
(in Administrative Agent's reasonable opinion) any Material Adverse Change between the date for the most recent financial statements delivered to Administrative Agent and the Closing Date.

                  2.1.2. Documents. Administrative Agent must have received the following documents, agreements and certificates (together with all exhibits and schedules thereto), each duly executed, in form, substance and amount satisfactory to Administrative Agent and, when applicable, recorded or filed in the appropriate public office:

                           2.1.2.1. Credit Agreement. This Agreement.

                           2.1.2.2. Promissory Notes. The Revolving Notes, and
the Term Loan A Notes, and the Term Loan B Notes.

                           2.1.2.3. Security and Pledge Agreement. A master
security and pledge agreement, by Borrower in favor of Administrative Agent granting Administrative Agent a security interest in and collaterally assigning to Administrative Agent all of such grantor's tangible and intangible personal property assets (including fixtures), whether now owned or hereafter acquired, and the proceeds and products thereof, as collateral security for the indebtedness and obligations hereunder, together with all necessary financing statements and termination statements (each as filed), stock certificates and powers executed in blank, waivers and consents, and evidence of any other recordations required by applicable law or by Administrative Agent to perfect such security interests in a manner that will be subject only to Permitted Liens.

                           2.1.2.4. Intellectual Property Security Agreements.
One or more separate intellectual property security agreements by Borrower in favor of Administrative Agent encumbering all of such grantor's copyrights, patents, trade names, trademarks, service names, service marks and other intellectual property (including any and all applications and licenses therefor), all as now owned or hereafter acquired, and the proceeds and goodwill thereof, together with all appropriate financing statements and termination statements (each as filed), waivers and consents, and any other documents or recordations required by applicable law or by Administrative Agent to perfect such interests.

                           2.1.2.5.   [Reserved]

                           2.1.2.6. Landlord Waivers and Bailee Letters. One or
more landlord waivers and bailee letters in favor of Administrative Agent in form acceptable to Administrative Agent in its discretion.

                           2.1.2.7.  Real Estate Documents. One or more deeds of
trust, mortgages and/or fixture filings by Borrower in favor of Administrative Agent, including without limitation, the Mortgage Documents, encumbering all of such grantor's real property and leasehold interests (including fixtures) as collateral security for the indebtedness and obligations hereunder, together with all necessary financing statements and termination statements, deeds of release, estoppel certificates, waivers and consents, lender title insurance, disbursement agreements, surveys, environmental reports, appraisals, flood status certifications, and any other documents or recordations required by applicable law or by Administrative Agent to perfect such liens in a manner that will be subject only to Permitted Liens.

                           2.1.2.8. Insurance. Current proof of insurance with
an indication of lender loss payee, mortgagee payee and additional insured endorsements in favor of Administrative Agent with respect to all of the coverages required under Section 4.8.

                           2.1.2.9. Compliance Certificate. A certificate from
an Authorized Officer of Borrower dated as of the Closing Date which shall include on a pro forma basis as of the end of the most recently completed fiscal quarter of Borrower (assuming the funding of all Closing Date Advances) (a) the Available Credit Portion and (b) a reconciled calculation demonstrating compliance with each financial covenant and ratio under Section 4.1.

                           2.1.2.10. Opinions of Counsel. One or more written
opinions from legal counsel to Borrower addressed to Administrative Agent and each Lender and dated as of the Closing Date opining as to such matters as Administrative Agent may request.

                           2.1.2.11. Payoff Instructions for Prior Indebtedness.
A letter from Borrower to Administrative Agent, consistent with the requirements of Section 1.2.3, Section 1.4 and Section 2.1.1, instructing Administrative Agent how to disburse the proceeds of the initial Advance, together with payoff and release letters from each Person receiving any such proceeds.

                           2.1.2.12. Authorization Documents. A certificate of
an Authorized Officer of Borrower delivering true, accurate and complete versions of (a) its Articles of Incorporation, Articles of Organization or Certificate of Partnership (as applicable) and all amendments thereto, and (b) its Bylaws, Operating Agreements or Partnership Agreements (as applicable) and all amendments thereto, and (c) the resolutions authorizing its execution, delivery and full performance of the Loan Documents and all other documents, certificates and actions required hereunder or in connection herewith, and (d) an incumbency certificate setting forth its officers (together with the corresponding signatures), and (e) a long-form good standing and qualification certificate with respect to each jurisdiction listed on Schedule 3.1.

                           2.1.2.13. Lien Searches. Searches satisfactory to
Administrative Agent with respect to consensual liens, tax liens, judgments and bankruptcy, listing respectively (1) all effective UCC financing statements that name Borrower (including any predecessor thereto and any operating or tradenames thereof) as "debtor" that are filed in the State of Alabama or any other U.S. jurisdiction in which such debtor currently operates or has had assets at any time within the immediately preceding 12 calendar months (together with copies of such financing statements), and (2) all tax liens against Borrower (or the assets thereof), and (3) all outstanding judgments against Borrower (or the assets thereof).

                           2.1.2.14. Other Documents. Received any such other
additional agreements, documents and certificates as Administrative Agent or its counsel may reasonably request.

         2.2. Conditions Precedent - Advances. The obligation of Administrative Agent or any Lender to fund any request for an Advance under the Facility is subject to the following conditions precedent:

                  2.2.1. Line of Credit and Term Loan A Advance Request. With respect to Advances under the Line of Credit Facility and the Term Loan Facilities, Administrative Agent must have received an Advance Request under and in accordance with Section 1.4.1.

                  2.2.2. Advances. Advances under the Line of Credit Facility, the Term Loan A Facility, and the Term Loan B Facility will be made pursuant to and in accordance with Sections 2.2.3 and 2.2.4 hereof.

                  2.2.3. Other Documents. Administrative Agent must have received any additional documents, certificates and opinions as Administrative Agent or its counsel may reasonably request, including UCC-1 financing statements, fixture filings and leasehold mortgages regarding new locations for other assets of Borrower.

                  2.2.4.   Compliance.

                           2.2.4.1. Fees and Expenses. Borrower must have paid
(or made acceptable arrangements with Administrative Agent to pay) all fees and expenses due and payable hereunder.

                           2.2.4.2. Representations. Each, and all,
representations and warranties contained in the Loan Documents and in each other certificate or other writing delivered to Administrative Agent or any Lender pursuant hereto or thereto on or prior to the Settlement Date must be true, correct and complete in all material respects on and as of the Settlement Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

                           2.2.4.3. No Default. There must not be any Default or
Event of Default hereunder or any default under any other Loan Document on the Settlement Date, and there must not be any such Default or Event of Default occurring as a result of funding such Advance.

                           2.2.4.4. No Material Change. There must not have been
(in Administrative Agent's or Lenders' reasonable opinion) any Material Adverse Change between the Closing Date and the Settlement Date.

                    ARTICLE 3: REPRESENTATIONS AND WARRANTIES

         Borrower, as of the Closing Date and the Settlement Date for each Advance hereunder, hereby represents and warrants to Administrative Agent and each Lender as follows:

         3.1. Organization and Good Standing. Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its Jurisdiction of organization, and (b) has all requisite power and authority (corporate, partnership, LLP and otherwise) to own its properties and to conduct its business as now conducted and as currently proposed to be conducted, and (c) is duly qualified to conduct business as a foreign organization and is currently in good standing in each state and jurisdiction in which it conducts business, except where failure to be duly qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. Each state and jurisdiction in which Borrower and each of its Subsidiaries is organized or is qualified to conduct business under applicable law is listed on Schedule 3.1.

         3.2. Power and Authority. Borrower and each of its Subsidiaries has all requisite power and authority under applicable law and under its Organic Documents, Authorizations and Licenses to execute, deliver and perform the obligations under the Loan Documents to which it is a party. Except as disclosed on Schedule 3.2, all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for Borrower to execute, deliver and perform the Loan Documents to which it is a party have been taken and/or received.

         3.3. Validity and Legal Effect. This Agreement constitutes, and the other Loan Documents to which Borrower is a party constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of Borrower enforceable against it in accordance with the terms thereof, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally or by equitable principles of general application.

         3.4. No Violation of Laws or Agreements. The execution, delivery and performance of the Loan Documents (a) will not violate or contravene any material provision of any material law, rule, regulation, administrative order or judicial decree (federal, state or local), and (b) will not violate or contravene any provision of the Organic Documents of Borrower, and (c) will not result in any material breach or violation of (or constitute a material default under) any material agreement or instrument by which Borrower or any of its property may be bound, and (d) will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any properties of Borrower, whether such properties are now owned or hereafter acquired.

         3.5. Title to Assets; Existing Encumbrances; Identification of Intellectual and Real Property.

                  3.5.1. Borrower has good and marketable title to all of its owned real and personal property assets and the right to possess and use all of its leased or licensed real and personal property assets. All such property interests are free and clear of any Liens, except for Permitted Liens. Each such property and asset owned, leased or licensed by Borrower is titled, leased or licensed in the current legal name of Borrower.

                  3.5.2. Schedule 3.5A lists each trademark, service mark, copyright and patent, owned, licensed, leased, controlled or applied for by Borrower, whether or not such intellectual property is recorded with the Copyright Office or the Patent and Trademark Office, together with relevant identifying information with respect to such intellectual property describing (among other things) the date of creation, the method of protection against adverse claims and the registration number.

                  3.5.3. Schedule 3.5B lists each real property interest owned, leased or otherwise used by Borrower, together with relevant identifying information describing (among other things) the use of each such real property interest, the location and mailing address for each such real property, an indication of whether such interest is owned or leased (and, if leased, the lessor and record owner thereof), and the estimated appraised value thereof. Each such property and asset is in good order and repair (ordinary wear and tear excepted) and is fully covered by the insurance required under Section 4.8.

                  3.5.4. Schedule 3.5C identifies each legal, operating and trade name that Borrower has used (or permitted the filing of a UCC financing statement under) at any time during the six (6) consecutive calendar years immediately preceding the Closing Date.

         3.6. Capital Structure and Equity Ownership. As of the Closing Date, Schedule 3.6 accurately and completely discloses (a) the number of shares and classes of equity ownership rights and interests of Borrower and each of its Subsidiaries authorized and/or outstanding (whether existing as common or preferred stock, general or limited partnership interests, or LLP membership interests, or warrants, options or other instruments convertible into such equity), and (b) the existence of preferential returns or liquidation rights with respect to any such class of equity, and (c) the existence of any enhanced voting rights, veto rights or director designation rights with respect to any such class of equity, and with respect to options, warrants and convertible instruments, the price, duration and conversion factor thereof All such shares and interests are validly existing, fully paid and non-assessable.

         3.7. Subsidiaries, Affiliates and Investments. Schedule 3.7 accurately and completely discloses (a) each Subsidiary and Affiliate of Borrower (other than its officers and directors) and (b) each investment in or loan to any other Person by Borrower in excess of $25,000 (other than accounts receivable created in the ordinary course of business of Borrower.

         3.8. Material Contracts. Schedule 3.8 (a) accurately and completely discloses each Material Contract of Borrower, and (b) also indicates the following information with respect to each such contract: (1) the contract parties thereunder, and (2) the contract term and any options or renewals thereto, and (3) the monthly payment required thereunder, and (4) any restrictions on assignments, and (5) any restrictions on disclosure of the terms thereof, and (6) the existence of any breaches or defaults thereunder. Borrower has not committed any unwaived breach or default under any Material Contract, and after due inquiry and investigation, Borrower has no knowledge or reason to believe that any other party to any such Material Contract has or might have committed any unwaived breach or default thereof For purposes of this Section 3.8, a "Material Contract" of Borrower includes the following agreements to which Borrower is a party: (1) any contract with annual compensation, consideration or payments in excess of $500,000 and (2) the lease of Borrower's distribution facility located in Mobile, Alabama, and (3) any other agreement or contract the loss or breach of which could reasonably be expected to have or cause a Material Adverse Effect.

         3.9. Licenses and Authorizations. Borrower and each of its Subsidiaries possesses all Licenses and other Authorizations necessary or required in the conduct of its businesses and/or the operation of its properties of which the failure to possess could reasonably be expected to result in a Material Adverse Effect. Each Authorization is valid, binding and enforceable on, against and by Borrower. Each Authorization is subsisting without any defaults thereunder or enforceable adverse limitations thereon, and no Authorization is subject to any proceedings or claims opposing the issuance, continuance, renewal, development or use thereof or contesting the validity or seeking the revocation thereof. Schedule 3.9 accurately and completely lists each License and Authorization (exclusive of copyrights) of Borrower of which the failure to possess could reasonably result in a Material Adverse Effect, together with relevant identifying information describing such Authorizations.

         3.10. Taxes and Assessments. Except as disclosed on Schedule 3.10, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports (federal, state and local) or has properly and timely filed for extensions of the time for the filing thereof Borrower has no knowledge of any deficiency, penalty or additional assessment due or appropriate in connection with any such taxes. All taxes (federal, state and local) imposed upon Borrower or any of its Subsidiaries or any of their respective properties, operations or income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for those taxes being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with GAAP (all as also disclosed on Schedule 3.10).

         3.11.    Litigation and Legal Proceedings. Except as disclosed on
Schedule 3.11, there is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or (to the best of Borrower's knowledge and information after due inquiry) threatened against Borrower or any of its Subsidiaries or any of their respective properties that could reasonably be expected to have or cause a Material Adverse Effect.

         3.12. Accuracy of Financial Information. All financial statements previously furnished to Administrative Agent or any Lender concerning the financial condition and operations of Borrower (a) have been prepared in accordance with GAAP consistently applied, and (b) fairly present the financial condition of the organization covered thereby as of the dates and for the periods covered thereby (but, with respect to interim periodic financial statements, subject to normal and customary year end audit adjustments), and (c) disclose all material liabilities (contingent and otherwise) of Borrower and each of its Subsidiaries. In addition, all written information previously furnished to Administrative Agent or any Lender concerning the financial condition and operations of Borrower are true, accurate and complete in all material respects.

         3.13. Accuracy of Other Information. All information contained in any application, schedule, report, certificate, or any other document furnished to Administrative Agent or any Lender by Borrower or any other Person (on behalf of Borrower) in connection with the Loan Documents is in all material respects true, accurate and complete, and no such Person (including Borrower) has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All written projections furnished to Administrative Agent or any Lender by Borrower or any other Person on behalf of Borrower have been prepared with a reasonable basis and in good faith, making use of such information as was available at the date such projection was made.

         3.14. Compliance with Laws Generally. Borrower and each of its Subsidiaries is in compliance in all material respects with all material laws, rules, regulations, administrative orders and judicial decrees (federal, state, local and otherwise) applicable to it, its operations and its properties.

         3.15. ERISA Compliance. Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

         3.16. Environmental Compliance. Borrower and each of its Subsidiaries has received all permits and filed all notifications necessary under and is otherwise in compliance in all material respects with the Environmental Control Statutes.

         3.17. Margin Rule Compliance. Except for its own common stock held as treasury stock, Borrower does not own and has no present intention of acquiring any "Margin Stock" within the meaning of the following Margin Regulations of the FRB: Regulation T at 12 C.F.R. Pt. 220, and Regulation U at 12 C.F.R. Pt. 221, and Regulation X at 12 C.F.R. Pt. 224. The credit extended under this Agreement does not constitute "Purpose Credit" within the meaning of the FRB's Margin Regulations.

         3.18. Fees and Commissions. Except as disclosed on Schedule 3.18 or as required by Section 1.7, Borrower does not owe any fees or commissions of any kind in connection with this Agreement or the transactions contemplated hereby, and Borrower does not know of any claim (or any basis for any claim) for any fees or commissions in connection with this Agreement or the transactions contemplated hereby.

         3.19. Solvency. Neither Borrower nor any of its Subsidiaries is "insolvent," as such term is defined in Section 101(32) of the Bankruptcy Code (11 U.S.C. ss. 101(32)). Neither Borrower nor any of its Subsidiaries, by virtue of its obligations and actions in connection with the Loan Documents, has engaged or is engaging in any transaction that constitutes a fraudulent transfer or fraudulent conveyance under applicable federal or state law (including under Section 548 of the Bankruptcy Code or under the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act).

                        ARTICLE 4: AFFIRMATIVE COVENANTS

         Borrower hereby covenants and agrees that, so long as any of the Obligations remain outstanding or any Commitment remains in effect, Borrower and each of its Subsidiaries will comply with the following affirmative covenants:

         4.1. Financial and Operating Covenants and Ratios. As of the end of each fiscal quarter, the Borrower and its Subsidiaries on a consolidated basis, commencing with the fiscal quarter ending June 30, 2001, will satisfy each of the following financial measurements, each of which will be determined using GAAP consistently applied:

                  4.1.1. Minimum Fixed Charge Coverage Ratio. The ratio of EBITDA for the most recently ended four (4) fiscal quarters to Fixed Charges for the most recently ended four (4) fiscal quarters, calculated as of the last day of the last fiscal quarter, shall not be less than the ratio specified below:

                    FISCAL PERIOD                       RATIO
               ------------------------------------------------
                       06/30/01                       1.00:1.00
               ------------------------------------------------
                       09/30/01                       1.00:1.00
               ------------------------------------------------
                       12/31/01                       1.00:1.00
               ------------------------------------------------
                       03/31/02                       1.05:1.00
               ------------------------------------------------
                       06/30/02                       1.05:1.00
               ------------------------------------------------
                       09/30/02                       1.05:1.00
               ------------------------------------------------
                       12/31/02                       1.05:1.00
               ------------------------------------------------
                       03/31/03                       1.10:1.00
               ------------------------------------------------
                       06/30/03                       1.10:100
               ------------------------------------------------
                       09/30/03                       1.10:1.00
               ------------------------------------------------
                       12/31/03                       1.10:1.00
               ------------------------------------------------
               03/31/04 and thereafter                1.15:1.00
               ------------------------------------------------

                  4.1.2. Leverage Ratio. The ratio of Funded Debt to EBITDA (the "Leverage Ratio") for the most recently ended four (4) fiscal quarters, calculated as of the last day of the last fiscal quarter, shall not be greater than 2.5:1.0.

                  4.1.3. Minimum Net Worth. Borrower shall cause Net Worth to at no time be less than (i) $16,000,000 plus (ii) an aggregate amount equal to 85% of quarterly Net Income (but only if a positive number, with no reduction for losses) for each fiscal quarter of Borrower beginning with the fiscal quarter ending June 30, 2001 minus [**](1)

         4.2.     Periodic Financial Statements and Compliance Certificates.

                  4.2.1. Monthly Financial Statements. Within 30 days after the end of each month (including the last calendar month of each year), Borrower must prepare and deliver to Administrative Agent a complete set of consolidated, unaudited internal monthly financial statements for Borrower and its Subsidiaries prepared in accordance with GAAP and otherwise in form and substance as required by and acceptable to Administrative Agent, including without limitation, a balance sheet, an income statement, and a statement of cash flows. Together with the monthly financial statements, Administrative Agent must also receive a certificate executed by the chief financial officer or such other senior executive officer of Borrower that is acceptable to Administrative Agent (a) stating that the financial statements fairly present in all material respects the financial condition of Borrower and its Subsidiaries on a consolidated basis as of the date thereof and for the periods covered thereby, and (b) certifying that as of the date of such certificate there is not any existing Default or Event of Default.

                  4.2.2. Quarterly Covenant Compliance. Within 45 days after the end of each fiscal quarter, together with the financial statements and certificates required under Section 4.2.1, Borrower shall provide Administrative Agent a certificate executed by the chief financial officer or such other senior executive officer of Borrower that is acceptable to Administrative Agent (a) calculating as of the end of such quarterly period, the Available Credit Portion, and (b) providing a reconciled calculation demonstrating compliance with each financial covenant and ratio under Section 4.1 (using the form attached as Exhibit 4.2) and (c) identifying in sufficient detail any new intellectual property acquired by Borrower or any Subsidiary since the most recent such certificate. In connection with the delivery of

--------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

each such certificate, Borrower shall deliver to Administrative Agent an updated
Schedule 3.5A (as appropriate).

                  4.2.3. Annual Financial Statements. Within 120 days after the close of each fiscal year, Borrower shall must prepare and deliver to Administrative Agent and each Lender a complete set of audited annual consolidated financial statements (with accompanying notes and consolidating schedules). Such financial statements shall be prepared in accordance with GAAP consistently applied, and shall be certified without qualification by an independent certified public accounting firm satisfactory to Administrative Agent. Together with the annual financial statements, Borrower shall also provide to Administrative Agent the related management letter prepared by such accountants and a certificate signed by such accountants stating that the financial statements fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries on a consolidated basis as of the date thereof and for the periods covered thereby.

         4.3.     Other Financial and Specialized Reports.

                  4.3.1. Annual Projections. Within 30 days after the close of each fiscal year of Borrower, Borrower shall deliver to Administrative Agent projected balance sheets, statements of income and expense, and statements of cash flows for Borrower and its Subsidiaries as of the end of and for each fiscal month of the then current fiscal year and on an annual basis for each succeeding fiscal year all or any portion of which occurs prior to the Term Loan Maturity Date in such detail as Administrative Agent may reasonably require.

                  4.3.2. Additional Material Contracts, Licenses and Authorizations. Borrower (a) will notify Administrative Agent in writing within 90 calendar days of acquiring, executing or becoming bound by any Material Contract, License or other Authorization that would have been listed on Schedule
3.8 or Schedule 3.9 if it had existed as of the Closing Date, and (b) will concurrently update Schedule 3.8 or Schedule 3.9 (as appropriate).

                  4.3.3. Tax Returns. Upon Administrative Agent's request, within 10 Business Days after the date that Borrower or any Subsidiary makes any filing with the Internal Revenue Service relating to its liability for income taxes, Borrower shall deliver a complete copy thereof to Administrative Agent and each Lender.

                  4.3.4. SEC Filings and Press Releases. Within ten (10) Business Days after the date that Borrower or any organization that owns or controls at least 50% of any class of equity interests of Borrower makes any filing with the Securities Exchange Commission (whether as a registration statement or a filing on Form 8-K, Form 10-K, Form 10-Q, or otherwise, but excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent) or issues any press release, Borrower shall deliver a complete copy thereof to Administrative Agent and each Lender.

                  4.3.5. Borrowing Base Certificate. On the Closing Date and periodically thereafter, but not less often than monthly within twenty (20) Business Days after the end of each month, Borrower shall provide Administrative Agent with a Borrowing Base Certificate in substantially the form of Exhibit 4.3 duly completed and signed by the chief financial officer of Integrity and all of its subsidiaries on a consolidated basis. If a Default or Event of Default is then existing, Borrower shall provide a Borrowing Base Certificate at any time requested by Administrative Agent in its discretion.

                  4.3.6. Soundscan Rating. Within forty-five (45) days after the close of each fiscal quarter, Borrower shall deliver to Administrative Agent the most recently published Soundscan ratings as they relate to the Christian music market.

                  4.3.7. Celebration Hymnal, LLP. Within thirty (30) days after the close of the fiscal quarter during which Celebration acquires assets of an aggregate fair market value in excess of $2,500,000, Borrower shall provide Administrative Agent notice of same.

         4.4. Fiscal Year. Borrower and each of its Subsidiaries will maintain a fiscal year that has a December 31st year end.

         4.5. Books and Records; Maintenance of Properties. Borrower and each of its Subsidiaries will keep and maintain satisfactory and adequate books and records of account in accordance with GAAP. Borrower and each of its Subsidiaries will also keep, maintain and preserve all of its property and assets in good order and repair (ordinary wear and tear excepted).

         4.6. Existence and Good Standing. Borrower and each of its Subsidiaries will preserve and maintain (a) its existence under the laws of its jurisdiction of organization, and (b) its good standing in all jurisdictions where it is required to be so qualified, and (c) the validity of all its material Authorizations and Licenses required or otherwise appropriate in the conduct of its businesses.

         4.7. Deposit Accounts. Borrower will maintain a majority of its primary commercial deposit accounts with LaSalle.

         4.8. Insurance. Borrower and each of its Subsidiaries will keep all of its property and assets fully covered by insurance with reputable and financially sound insurance companies (reasonably acceptable to Administrative Agent). Borrower and each of its Subsidiaries must also maintain such protection against such hazards and liability (including casualty, liability, fire, flood, business interruption, earthquake, workmen's compensation, and other material risks to its property and business), in such amounts and with such deductibles as is customary in the relevant industry and appropriate under the relevant circumstances (and, in each 'instance, as is reasonably acceptable to Administrative Agent). If Borrower or any of its Subsidiaries fails or refuses to obtain or maintain any such insurance coverage, then Administrative Agent (at its election) may (but is not obligated to) obtain and maintain such insurance coverage, and the premiums and other costs thereof (a) will be included in the indebtedness hereunder secured by the Collateral and (b) will be due and payable by Borrower to Administrative Agent immediately upon demand. Each such policy for liability insurance must name Administrative Agent as additional insured, and each such other policy for insurance must name Administrative Agent as loss payee and as additional insured. Each such policy must also require the insurer to furnish Administrative Agent with written notice at least 25 days prior to any termination, cancellation or lapse of coverage and must provide Administrative Agent with the right (but not the obligation) to cure any non-payment of premium. Upon Administrative Agent's request, Borrower and each of its Subsidiaries (from time to time) will furnish Administrative Agent with proof of such insurance (in form and substance acceptable to Administrative Agent) and a copy of the related policy.

         4.9. Taxes. Borrower and each of its Subsidiaries will pay and discharge all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date upon which any penalty for non-payment or late payment is incurred, unless (a) the same are then being contested in good faith by appropriate proceedings diligently prosecuted, and (b) adequate reserves therefor acceptable to Administrative Agent have been established, and (c) Administrative Agent has been notified thereof in writing, and (d) the consequences of such non-payment (in Administrative Agent's reasonable judgment) will not have a Material Adverse Effect.

         4.10. Management Changes. Borrower will notify Administrative Agent in writing within thirty (30) days after any change (including any dismissal or change in title or status) in the senior management personnel (which shall be deemed to include senior vice presidents and each officer senior thereto) of Borrower or any of its Subsidiaries.

         4.11. Litigation and Administrative Proceedings. Borrower will notify Administrative Agent in writing immediately upon the institution or commencement of any litigation, legal or administrative proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries (a) with a purported amount in controversy in excess of $50,000 or (b) that could reasonably be expected to have or cause a Material Adverse Effect.

         4.12. Occurrence of Certain Events. Borrower will notify Administrative Agent in writing immediately upon (a) the occurrence of any Default or Event of Default hereunder, or (b) the occurrence of any Default or Event of Default under any other Loan Document, or (c) the happening of any event or the assertion or threat of any claim that could reasonably be expected to have or cause a Material Adverse Effect.

         4.13. Compliance with Laws. Borrower and each of its Subsidiaries will comply in all material respects (a) with all material laws, rules, regulations and orders (federal, state, local and otherwise) applicable to its business, and (b) with the provisions and requirements of all material Authorizations. Borrower will notify Administrative Agent immediately in detail of any actual or alleged material failure to comply with or violation of any such laws, rules, regulations or orders, or under the terms of any of such Authorizations, or of the occurrence or existence of any facts or circumstances that with the passage of time, the giving of notice or otherwise could create such a failure to comply or violation or could reasonably be expected to occasion the termination of any of such Authorization. Such "material" laws, rules, regulations and orders shall include, as applicable, (i) the Environmental Control Statutes and (ii) ERISA.

         4.14.    Further Actions.

                  4.14.1. Additional Collateral. Borrower will execute, deliver and record (or, as appropriate, cause the execution, delivery and recordation) at any time upon Administrative Agent's reasonable request and in form and substance reasonably satisfactory to Administrative Agent, any of the following instruments in favor of Administrative Agent as additional Collateral hereunder:
(a) mortgages, deeds of trust and/or assignments on or of any real or personal property owned, leased or licensed by it, and (b) certificates of title encumbrances against any of its titled vehicles, and (c) any other like assignments or agreements specifically covering any of its properties or assets (including assignments of any patents, trademarks, copyrights, databases, trade secrets and other forms of intellectual property and deposit account control agreements), and (d) any financing or continuation statements requested by Administrative Agent, and (e) if Celebration shall at any time own assets of an aggregate fair market value in excess of $2,500,000, then such documents as shall provide Administrative Agent for the benefit of the Lenders a first priority pledge and security interest in Borrower's ownership interest in Celebration, and (f) such documents as shall be necessary to effectively register Administrative Agent's Lien in the intellectual property of the Borrower with the Office of Patent and Trademark.

                  4.14.2. Further Assurances. From time to time, Borrower will execute and deliver (or will cause to be executed and delivered) such supplements, amendments, modifications to and/or replacements of the Loan Documents and such further instruments as may be reasonably required to effectuate the intention of the parties to (or to otherwise facilitate the performance of) the Loan Documents.

                  4.14.3. Estoppel Certificates. Upon Administrative Agent's request, Borrower will execute, acknowledge and deliver to such Persons as Administrative Agent may request a statement in writing certifying as follows (to the best of its knowledge, after diligent inquiry): (a) that the Loan Documents (as amended, if applicable) are unmodified and in full force and effect, and (b) that the payments under the Loan Documents required to be paid by Borrower have been paid, and (c) the then unpaid principal balance of Facilities hereunder, and (d) whether or not any Default is then occurring under any of the Loan Documents and, if so, specifying each such Default of which the signer may have knowledge, and (e) whether or not Borrower is then entitled to assert any claims, defenses or causes of action that would impose any liability upon Administrative Agent or any Lender or that would otherwise challenge the enforceability of any Loan Document or any provision thereof. Borrower understands and agrees that any such certificate delivered pursuant to this Section may be relied upon by Administrative Agent and each Lender.

                  4.14.4. Waivers and Consents. At any time upon Administrative Agent's request, Borrower will use commercially reasonable efforts to obtain and deliver (in form and substance reasonably satisfactory to Administrative Agent) a waiver or consent to the assignment to Administrative Agent of any Material Contract.

                  4.14.5. Access and Audits. Administrative Agent, from time to time and at any time at its discretion, may conduct audits of the Collateral and of the performance and operations of the Borrower and its Subsidiaries; provided, however, in the absence of a Default or Event of Default, Administrative Agent shall provide not less than three (3) days prior notice thereof to Borrower. Borrower (upon Administrative Agent's request from time to time) will use its best efforts to provide Administrative Agent (and its representatives) with reasonable access to the management personnel, books and records, property and operations (including its financial records) of Borrower and each of its Subsidiaries, whether such property, books and records are in the possession of Borrower or are in the possession of a third party (including the possession of Borrower's Affiliates, accountants and legal counsel). In connection with any such audit, Administrative Agent may also make notes and copies of (and extracts from) relevant records.

                  4.14.6 Hedge Agreements. Borrower shall assign its rights under any Hedge Agreement to Administrative Agent for the benefit of Lenders as security for the Loans pursuant to an assignment satisfactory to Administrative Agent.

         4.15. Costs and Expenses. Borrower will pay or reimburse Administrative Agent for all fees and costs (including all reasonable attorneys' fees and disbursements and the reasonable fees and disbursements of in-house counsel and documentation personnel) that Administrative Agent actually pays or incurs in connection with (a) the preparation, negotiation and review of the Loan Documents, any waivers, consents and amendments in connection herewith or therewith and all other documentation related hereto or thereto, and (b) the funding of the indebtedness or any Advance hereunder, and (c) the initial and continuing perfection or protection of Administrative Agent's or any Lender's interest in any of the Collateral, and (d) the collection or enforcement of any of the Loan Documents, and (e) the periodic examination and auditing of the Collateral and the books, records and operations of Borrower; provided, however, that, in the absence of a Default or an Event of Default, Borrower shall be obligated to pay or reimburse Administrative Agent for the costs of no more than one such audit per fiscal quarter, and (f) Administrative Agent's release of its interests in the Collateral in accordance with the terms of the Loan Documents. Borrower shall also pay or reimburse any Lender for all such fees and costs actually paid or incurred in connection with the collection or enforcement of any of the Loan Documents, and shall pay any and all recordation or stamp taxes or other fees due upon the filing of the Mortgage Document(s) and upon the filing of the financing statements or documents of similar effect required to be filed under the Loan Documents, and will provide Administrative Agent with a copy of any receipt or other evidence reflecting such payments. All obligations provided for in this Section shall survive the termination of this Agreement and/or the repayment of indebtedness hereunder.

         4.16. Other Information. Borrower will provide Administrative Agent with any other documents and information (financial or otherwise) reasonably requested by Administrative Agent or its counsel from time to time.

                          ARTICLE 5: NEGATIVE COVENANTS

         Borrower hereby covenants and agrees that, so long as any of the Obligations remain outstanding or any Commitment remains in effect, Borrower and each of its Subsidiaries will comply with the following negative covenants:

         5.1. Capital Expenditures. Borrower and each of its Subsidiaries on a consolidated basis will not incur Capital Expenditures (exclusive of any such expenditures funded out of the proceeds of the Term Loan B Facility up to an aggregate of $3,000,000) in any of the periods specified in the table below that in the aggregate exceed the amount specified for such period:

                    FISCAL YEAR                            AMOUNT
                    -----------------------------------------------
                        2001                             $5,200,000
                    -----------------------------------------------
                        2002                             $5,300,000
                    -----------------------------------------------
                        2003                             $5,300,000
                    -----------------------------------------------
                        2004                             $5,400,000
                    -----------------------------------------------
                        2005                             $6,425,000
                    -----------------------------------------------
                        2006                             $1,625,000
                    -----------------------------------------------

         5.2. Additional Indebtedness. Neither Borrower nor any of its Subsidiaries will borrow any monies or create, incur, assume or permit to exist any additional Indebtedness, obligations or liabilities except as follows (collectively, the "Permitted Indebtedness"):

                  a.       Borrowings from Lenders hereunder; and

                  b. Trade indebtedness, if and to the extent (i) such indebtedness is incurred in the normal and ordinary course of business for value received and (ii) such indebtedness is paid on a current basis or is less than 60 days past due; and

                  c. Indebtedness and obligations incurred to purchase fixed or capital assets, provided, however, that (1) the aggregate amount of such asset acquisition indebtedness outstanding at any time (together with the aggregate amount of Capital Lease indebtedness outstanding under Subsection 5.2.d) may not exceed $500,000, and (2) such indebtedness must be immediately included in the calculation of Funded Debt; and

                  d. Indebtedness and obligations incurred under Capital Leases, provided, however, that (1) the aggregate amount of such Capital Lease indebtedness outstanding at any time (together with the aggregate amount of asset acquisition indebtedness outstanding under Subsection 5.2.c) may not exceed $500,000, and (2) such indebtedness must be immediately included in the calculation of Funded Debt; and

                  e. Indebtedness in favor of another Borrower if and to the extent permitted under Section 5.4.b); and

                  f.       Such indebtedness listed on Schedule 5.2.

         5.3. Guaranties. Neither Borrower nor any of its Subsidiaries will guarantee, assume or otherwise be or agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of any other Person, except as follows (collectively, the "Permitted Guaranties"): (a) in favor of Lenders or Administrative Agent, or (b) to endorse checks, drafts and negotiable instruments for collection in the ordinary course of business, or
(c) as listed on Schedule 5.3, or (d) any Subsidiary of the Borrower may guarantee Indebtedness of the Borrower permitted under Section 5.2.

         5.4. Loans. Neither Borrower nor any of its Subsidiaries will make any loans or advances to any other Person, except as follows (collectively, the "Permitted Loans"): (a) as listed on Schedule 5.4, and (b) demand loans to another Borrower that are appropriately reflected on Borrower's financial records and evidenced by a written promissory note assigned to Administrative Agent as additional Collateral, and (c) advances by Borrower to any recording artist, songwriter, producer, arranger, record label, or distributor in the ordinary course of business.

         5.5. Liens and Encumbrances; Negative Pledge. Neither Borrower nor any of its Subsidiaries will create, permit or suffer the creation or existence of any Liens on any of its property or assets (real or personal, tangible or intangible), except as follows (collectively, the "Permitted Liens"):

                  a. Liens in favor of Administrative Agent as security for the Obligations under the Loan Documents; and

                  b. Liens arising in favor of sellers or lessors for indebtedness and obligations incurred to purchase or lease fixed or capital assets as permitted under Section 5.2.c or Section 5.2.d, provided, that (1) such Liens secure only the indebtedness and obligations created thereunder (but not any related monetary obligations under non-compete and consulting arrangements) and are limited to the assets purchased or leased pursuant thereto; and

                  c. Liens for taxes, assessments or other governmental charges (federal, state or local) that are not yet delinquent or that are then being currently contested in good faith by appropriate proceedings diligently prosecuted, provided, however, that (1) the existence of such Liens and challenge of such charges must have been fully disclosed to Administrative Agent, and (2) adequate reserves therefor in accordance with GAAP have been established, and (3) such Liens (in Administrative Agent's reasonable opinion) could not reasonably be expected to have or cause a Material Adverse Effect; and

                  d. Deposits in the ordinary course of business to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation; and

                  e. Deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises or public and statutory obligations required in the ordinary course of business; and

                  f. Deposits to secure surety, appeal or custom bonds required in the ordinary course of business; and

                  g. Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not past due or for sums being currently contested in good faith by appropriate proceedings diligently prosecuted, provided, however, that (1) the existence of such Liens and challenge of such sums allegedly due must have been fully disclosed to Administrative Agent, and (2) adequate reserves therefor in accordance with GAAP must have been established, (3) upon the request of Administrative Agent, appropriate waivers and consents have been obtained, and
(4) such Liens (in Administrative Agent's reasonable opinion) could not reasonably be expected to have or cause a Material Adverse Effect; and

                  h. Easements, rights-of-way, restrictions and other similar encumbrances on real property of Borrower that, independently and in the aggregate, do not (1) materially interfere with the occupation, use or enjoyment by Borrower of the property or assets encumbered thereby in the normal course of business or (2) materially impair the value of the property subject thereto; and

                  i.       Liens listed on Schedule 5.5.

Provided, however, the prohibition of this section shall not apply to "margin stock" within the meaning of the FRB's Margin Regulations acquired with the proceeds of the Term Loan A Facility.

         5.6. Transfer of Assets. Neither Borrower nor any of its Subsidiaries will sell, lease, transfer or otherwise dispose of all or substantially all of its assets or any asset the loss of which could reasonably be expected to have or cause a Material Adverse Effect. In addition, neither Borrower nor any of its Subsidiaries will sell, lease, transfer or otherwise dispose of any of its assets other than as follows (collectively, the "Permitted Transfers"): (a) sales of inventory in the normal and ordinary course of business for value received and otherwise in accordance with the terms hereof, or (b) with respect to obsolete or replaced equipment no longer useful in the operation of Borrower's business, pursuant to a reasonable and customary transaction with an unrelated third party and otherwise in accordance with the terms hereof subject to Sections 1.1.5.3 and 1.2.8.5, or (c) pursuant to a reasonable and customary transaction with another Borrower that is appropriately reflected on Borrower's financial records.

         5.7. Acquisitions and Investments. Neither Borrower nor any of its Subsidiaries will purchase or otherwise acquire (including by way of share exchange) any part or amount of the equity ownership or assets of, or make any investments in, any other corporation, partnership, limited liability company or other venture or enterprise. Notwithstanding the foregoing, Borrower may acquire or invest in the following (collectively, the "Permitted Investments"):

                  a. Government and agency securities backed by the full faith and credit of the U.S. federal government; and

                  b. Commercial paper of a U.S. domestic issuer rated A-l+ or A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investor Services, Inc. and maturing not more than 90 days from the date of acquisition thereof; and

                  c. Certificates of deposit (maturing within 12 calendar months after the date of issuance), time deposits, other deposits and bankers' acceptances issued by or established with U.S. federally insured commercial banks rated as "well capitalized" by their primary federal regulators, and having unimpaired capital and unimpaired surplus (collectively) of at least $250 million, and whose commercial paper (or commercial paper that is supported by such bank's letter of credit or commitment to lend) is rated as A-1+ or A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investor Services, Inc.; and

                  d. Assets acquired pursuant to transactions permitted under Section 5.1 or Section 5.2; and

                  e. Equity interests of the Borrower in Integrity Music and Celebration; and

                  f. Assets and/or equity acquired in connection with a Permitted Acquisition; and

                  g.       Investments listed on Schedule 5.7.

                  h. Investments by Borrower in joint ventures in substantially similar lines of business as Borrower and with respect to which Borrower carries no general partner liability, and further with respect to which the related ownership interest has been pledged on a first priority basis to Administrative Agent for the benefit of the Lenders pursuant to documentation acceptable to the Administrative Agent in its sole discretion, provided the aggregate amount of such Investments shall not exceed $1,000,000.

Neither Borrower nor any of its Subsidiaries will establish or maintain any "securities account" with any "securities intermediary" (as such terms are defined in Article 8 of the UCC), unless a control agreement acceptable in form and substance to Administrative Agent is first executed by such "securities intermediary" securing Administrative Agent's first priority interest and rights in and to all "financial assets" and "security entitlements" associated with such "securities account."

         5.8. New Ventures; Mergers. Neither Borrower nor any of its Subsidiaries will (a) enter into any new business activities or ventures not directly involved in the Christian media communications field, or (b) merge or consolidate with or into any other corporation, partnership, limited liability company or other organization, or (c) create or acquire (or cause or permit the creation or acquisition of) any Subsidiary except in connection with a Permitted Acquisition permitted under Section 5.7 hereof.

         5.9. Transactions with Affiliates. Neither Borrower nor any its Subsidiaries will enter into any transaction or agreement with any Subsidiary or Affiliate except as follows: (a) reasonable and customary compensation arrangements in the ordinary course of business with its officers and directors, and (b) reasonable and customary asset transfers between Borrowers to the extent permitted under Section 5.6, and (c) reasonable dividends and distributions (if any) to the extent permitted by Section 5.10 and, (d) transactions conducted by Borrower on an arms-length basis with its foreign Affiliates upon fair and reasonable terms which are fully disclosed to the Administrative Agent and which are no less favorable to Borrower than those which would prevail in a comparable arms-length transaction with a Person not an Affiliate.

         5.10. Distributions or Dividends. Neither Borrower nor any of its Subsidiaries will declare or make (directly or indirectly) any payment or distribution with respect to, or incur any liability for the purchase, acquisition, redemption or retirement of, any of its equity interests (including warrants therefor) or as a dividend, return of capital or other payment or distribution of any kind to any holder of any such equity interest. Notwithstanding the foregoing so long as no Default or Event of Default then exists under the Loan Documents or would otherwise be caused by the payment of such payment, then (a) Borrower may declare and distribute reasonable and lawful dividends to any of its owners that is also a Borrower and (b) [**](1) Subsidiaries of the Borrower may make dividends or such other distributions to the Borrower and any other holder of equity interests in such Subsidiary so long as such dividends or other distributions are made to the Borrower and such other holder(s) of such equity interest pro rata based upon the Borrower's and such other holder(s) percentage ownership interest in such Subsidiary; provided, however, upon or during the continuation of a Default, or if for any consecutive twelve (12) month period such dividends received by Borrower exceed $250,000 in the aggregate, then any such dividend income in excess of $250,000 shall be paid to Lenders in accordance with Sections 1.1.5.3 and 1.2.8.5.

         5.11. Integrity Music. Integrity Music shall not conduct any business operations nor shall it own any assets or incur any liabilities.

         5.12.    [Reserved].

         5.13. Removal of Assets. Neither Borrower nor any of its Subsidiaries will remove or permit the removal of any asset or group of assets (with a collective fair market value exceeding $ 10,000) to a jurisdiction in which no valid and effective financing statement on Form UCC-1 has been filed naming Administrative Agent as "secured party" with respect to such assets. In addition, neither Borrower nor any of its Subsidiaries will move the location of its chief executive office (or change its official mailing address) without providing Administrative Agent with prior written notice thereof.

         5.14. Modifications to Organic Documents. Neither Borrower nor any of its Subsidiaries will (a) amend or otherwise modify any of its Organic Documents if such amendment or modification could reasonably be expected to adversely affect the rights of the Administrative Agent and the Lenders hereunder, or (b) change its official name, its operating names or the names under which it executes contracts and conducts business except upon prior written notice to the Administrative Agent of at least thirty (30) days, or (c) change its state of incorporation or formation.

         5.15. Terms of and Modifications to Material Relationships. Neither Borrower nor any of its Subsidiaries will (and will not permit any other party to) cancel, terminate, amend, modify or otherwise alter any Material Contract listed on Schedule 3.8 if such amendment or modification could reasonably be expected to adversely affect the rights of the Administrative Agent and the Lenders hereunder.

--------------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

         5.16. Margin Stock Restrictions. Except for the purchase of its own common stock which shall be immediately retired or held by the Borrower as treasury stock, Borrower will not use any of the proceeds hereunder, directly or indirectly, to purchase or carry, or to reduce or retire any indebtedness that was originally incurred to purchase or carry, any Margin Stock or for any other purpose that might constitute the transactions contemplated hereby as a "Purpose Credit" within the meaning of the FRB's Margin Regulations.

                              ARTICLE 6: [RESERVED]

                         ARTICLE 7: DEFAULT AND REMEDIES

         7.1. Events of Default. Any one or more of the following shall constitute an event of default (an "Event of Default") under this Agreement:

                  7.1.1. Payment Obligations. If any payment of principal, interest, fees, expenses, indemnities or other sums payable to Administrative Agent or any Lender under any Loan Document (*including under any Note) is not received by Administrative Agent in immediately available funds on the date such payment is due and payable.

                  7.1.2. Representations And Warranties. If any representation, warranty or other statement made in any Loan Document, or in any written report, schedule, exhibit, certificate, agreement, or other document given by or on behalf of the Borrower or any of its Subsidiaries (or otherwise furnished in connection herewith) when made was misleading or incorrect in any material respect.

                  7.1.3. Certain Covenants. If Borrower defaults in or fails to observe at any time any of the covenants set forth in Section 4.1, 4.8, 4.12 or Article 5.

                  7.1.4. Other Covenants. If Borrower defaults in the full and timely performance when due of any other covenant or agreement contained herein, and such default remains uncured for a period of fifteen (15) Business Days after the earlier of the date that Administrative Agent or any Lender notifies Borrower thereof or the date that Borrower otherwise acquires knowledge thereof.

                  7.1.5. Default Under Other Agreements with Administrative Agent or Lenders. If any event of default (as described or defined therein) occurs or exists under the provisions of any other Loan Document, or a material event of default occurs or exists under the provisions of any other credit agreement, security agreement, mortgage, deed of trust, indenture, debenture, cash management or account agreement, contract, lease or other agreement between Borrower, or any Affiliate of Borrower and Administrative Agent or any Lender (or any Affiliate of Administrative Agent or any Lender).

                  7.1.6. Default Under Material Agreements with Other Parties.(a) Borrower or any Subsidiary of Borrower shall fall to pay any principal of or premium or interest on any Indebtedness the principal amount of which exceeds $100,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace or cure period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Indebtedness; or (b) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Indebtedness and shall continue after the applicable grace or cure period, if any, specified in such agreement, mortgage, indenture or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (c) any such Indebtedness shall be accelerated or otherwise declared to be due and payable prior to the stated maturity thereof, or (d) any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such indebtedness shall be required to be made, in each case prior to the stated maturity thereof, or (e) if any material event of default occurs or exists under the provisions of any Material Contract listed on Schedule 3.8.

                  7.1.7. Security Interest. If the Lien of Administrative Agent in any of the Collateral, at any time does not constitute a legal, valid and enforceable Lien in favor of Administrative Agent.

                  7.1.8.   Change of Control. There occurs a Change of Control.

                  7.1.9.   ERISA. The occurrence of any of the following events:
(a) the happening of a Reportable Event with respect to any Plan; (b) the disqualification or involuntary termination of a Plan for any reason; (c) the voluntary termination of any Plan while such Plan has a funding deficiency (as determined under Section 412 of the Code); (d) the appointment of a trustee by an appropriate United States District Court to administer any such Plan; (e) the institution of any proceedings by the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan; (f) the failure of Borrower to notify the Administrative Agent promptly upon receipt by Borrower or any of its ERISA Affiliates of any notice of the institution of any proceeding or other actions which might result in the termination of any such Plan, in each case giving rise to liability of Five Hundred Thousand Dollars ($500,000) or greater.

                  7.1.10.  Insolvency. If Borrower or any Subsidiary of Borrower
(a) becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; or (b) is adjudicated i solvent or bankrupt in any proceeding; or (c) admits in writing an inability to pay it; or (d) comes under the authority of a custodian, receiver or trustee (or one is appointed for substantially all of its property); or (e) makes an assignment for the benefit of creditors; or (f) has commenced against it any proceedings under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors that is either not contested or if contested is not dismissed or stayed within sixty (60) days after the commencement thereof; or (g) commences or institutes any proceedings under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors; or (h) calls a meeting of creditors with a view to arranging a composition or adjustment of debt; or (i) by any act or failure to act that indicates consent to, approval of or acquiescence in any of the foregoing.

                  7.1.11. Judgments. If any judgment, writ, warrant, attachment or execution or similar process that calls for payment or presents liability in excess of $100,000 over applicable insurance coverage is issued or levied against Borrower or any of its Subsidiaries or any or their respective properties or assets and such liability is not paid, waived, stayed, vacated, discharged, settled, satisfied or fully bonded within thirty (30) calendar days after it is rendered, issued or levied.

                  7.1.12. Tax Lien. A notice of Lien, levy or assessment is filed of record with respect to all or any assets of Borrower or any of its Subsidiaries by the United States or any other Official Body, which adversely affects the priority of the Liens granted to the Administrative Agent hereunder or under any of the other Loan Documents.

                  7.1.13. Management. Michael Coleman ceases to be the chief executive officer of Integrity and the vacancy so created is not filled by the Board of Directors within a reasonable period of time.

         7.2.     Remedies.

                  7.2.1. Acceleration, Termination and Pursuit of Collateral. At any time during the existence of any Event of Default, at the election of Required Lenders (unless an Event of Default described in Section 7.1.10 has occurred, in which case acceleration will occur automatically with respect to the entire indebtedness and without any notice), then Lenders (a) may terminate any or all Commitments and/or Facilities, and/or (b) may accelerate the Term Loan Maturity Date and/or the Line of Credit Maturity Date, and/or (c) may declare all or any portion of the Obligations to be immediately due and payable. At any time during the existence of any Event of Default, Lenders and Administrative Agent will also have the immediate right to enforce and realize upon any collateral security granted under any Loan Document in any manner or order that Required Lenders or Administrative Agent (at the direction of Required Lenders) deems expedient without regard to any equitable principles of marshaling or otherwise.

                  7.2.2. Other Remedies. In addition to the rights and remedies expressly granted in the Loan Documents, each Lender and Administrative Agent also will have all other legal and equitable rights and remedies granted by or available under all applicable law (including the "self help" and other rights of a secured party under the UCC), and all rights and remedies will be cumulative in nature.

         ARTICLE 8: ADMINISTRATIVE AGENT AND RELATIONSHIP AMONG LENDERS

         8.1. Appointment, Authorization and Grant of Authority. Each Lender hereby irrevocably designates and appoints LaSalle as the Administrative Agent of such Lender to act as specified in this Agreement and the other Loan Documents, and each such Lender hereby irrevocably authorizes LaSalle (in its capacity as Administrative Agent) to take actions on behalf of such Lender, to exercise such powers and to perform in such other duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with all such other powers and authority as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Administrative Agent (on behalf of each Lender) is authorized (a) to execute each Loan Document (other than this Agreement, but including, without limitation, all financing statements, continuation statements and other collateral agreements and documents) for and on behalf of each Lender, and (b) to accept each Loan Document and all other agreements, documents, instruments, certificates and opinions reasonably required to implement the intent of the parties to this Agreement, and (c) to file and record all financing statements, continuation statements and other collateral agreements and documents, and (d) to receive and deliver communications and notifications to Lenders and to Borrower, and (e) to receive and distribute payments and Advances between Lenders and Borrower. The duties and responsibilities of the Administrative Agent shall be ministerial and administrative in nature. Notwithstanding any provision to the contrary in any Loan Document, the Administrative Agent (a) shall not have any duties or responsibilities other than those expressly set forth in the Loan Documents (which duties and responsibilities shall be subject to the limitations and qualifications set forth in this Article), and (b) shall not have any fiduciary relationship with any Lender; and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

         8.2. Acceptance of Appointment. LaSalle hereby accepts such appointment and agrees to act as such Administrative Agent upon the express terms and conditions (but subject to the limitations and qualifications) set forth in this Article.

         8.3. Administrative Agent's Relationship with Borrower. The provisions of this Article are solely for the benefit of the Administrative Agent and Lenders, and Borrower shall not have any rights as a third party beneficiary (or otherwise) under this Article. In performing its functions and duties under the Loan Documents, the Administrative Agent shall act solely as an Administrative Agent of the Lenders, and the Administrative Agent does not assume (and shall not be deemed to have assumed) any obligation or relationship of agency or trust with or for Borrower.

         8.4. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges and agrees (a) that the Administrative Agent (and its directors, officers, employees, Administrative Agents, attorneys-in-fact and Affiliates) have not made any representations or warranties to such Lender and
(b) that no act by the Administrative Agent hereinafter taken (including, without limitation, any review of the affairs of Borrower or other Obligor) shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it (independently and without any reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it has deemed necessary or appropriate) has made its own appraisal, investigation and credit analysis of the business, assets, operations, properties, financial and other condition, prospects and creditworthiness of Borrower and each other Obligor and has made its own decision to make its Loans hereunder and to enter into this Agreement. Each Lender also covenants and represents that it (independently and without any reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it shall deem necessary or appropriate) will continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and will continue to make such investigations as it deems necessary or appropriate to inform itself as to the business, assets, operations, properties, financial and other condition, prospects and creditworthiness of Borrower and each other Obligor. Except as otherwise expressly provided in the Loan Documents, the Administrative Agent shall not have any duty or responsibility
(a) to keep any Lender informed as to the performance or observance by Borrower or any other Obligor of its obligations under the Loan Documents, or (b) to inspect the books or properties of Borrower or any other Obligor, or (c) to provide any Lender with any credit or other information concerning the business, operations, assets, properties, financial and other condition, prospects or creditworthiness of Borrower or any other Obligor which may come into the possession of the Administrative Agent (or any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates). The Administrative Agent will make reasonable efforts to furnish to the Lenders material information concerning Borrower of which the Administrative Agent has actual knowledge; however, in the absence of gross negligence, willful misconduct or fraud, the Administrative Agent shall not be liable to any Lender for any failure to relay or furnish to such Lender any such information.

         8.5. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely and act (and shall be fully protected in relying and acting) upon any note, writing, resolution, instrument, report, notice, consent, certificate, affidavit, letter, request, electronic transmission or any other message, statement, instruction, notice, order or other writing, conversation or communication believed by Administrative Agent in good faith to be genuine and correct and to have been signed, sent or made by the proper Person. The Administrative Agent shall not be bound to ascertain or inquire as to the satisfaction, performance or observance of any of the terms, provisions, covenants or conditions of or the accuracy of any statements or representations in any Loan Document by Borrower or any other Obligor.

The Administrative Agent may deem and treat the stated payee of any Note as the holder thereof for all purposes under the Loan Documents unless and until Administrative Agent has received and accepted an assignment and assumption agreement relating thereto in form and substance acceptable to the Administrative Agent.

         8.6. Delegation of Duties; Additional Reliance by Administrative Agent. The Administrative Agent may consult with, employ and perform any of its duties under the Loan Document by or through Administrative Agents, attorneys-in-fact, legal counsel, independent public accountants and other experts. The Administrative Agent shall not be responsible for the negligence or misconduct of any such Persons selected by Administrative Agent with reasonable care, and the Administrative Agent shall be fully protected in any action or inaction taken by it in good faith in reliance upon or in accordance with the advice or statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by Administrative Agent.

         8.7. Acting on Instructions of Lenders. The Administrative Agent shall be entitled to act or refrain from acting (and shall be fully protected in acting or refraining from acting) under the Loan Documents in accordance with a written request of or written instructions from the Required Lenders. The Administrative Agent shall also be entitled to refrain from acting (and shall be fully protected in refraining from acting) under the Loan Documents unless Administrative Agent first (a) receives such advice or concurrence of the Required Lenders as Administrative Agent deems appropriate or (b) is indemnified to its satisfaction by the Lenders against any and all liability and expense which it may incur by reason of taking or continuing to take any such action. Except as otherwise expressly stated in the Loan Documents, any requests or instructions by the Required Lenders (and any action or inaction by Administrative Agent pursuant thereto) shall be binding upon all the Lenders.

         8.8. Actions Upon Occurrence of Default or Event of Default. Each Lender will use its best efforts to notify the Administrative Agent immediately in writing upon becoming aware of the occurrence of any Default or Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default". If the Administrative Agent receives any such notice of default, then the Administrative Agent shall use its best efforts to give notice thereof to each Lender as soon as reasonably practical. Upon the occurrence of any Default or Event of Default, the Lenders shall promptly consult with one another in an attempt to agree upon a mutually acceptable course of conduct. In the absence of unanimous agreement among the Lenders as to the appropriate course of conduct, the Administrative Agent shall exercise rights and take such other action on behalf of all Lenders with respect to such Default or Event of Default as directed by the Required Lenders. Unless and until the Administrative Agent shall have received such directions from the Lenders (or, as applicable, the Required Lenders), the Administrative Agent may take (but shall not be obligated to take) such action (or may refrain from taking such action) with respect to such Default or Event of Default as Administrative Agent shall deem advisable in the best interest of the Lenders.

         8.9. Administrative Agent's Rights as Lender in Individual Capacity. The Administrative Agent (and its Affiliates) may make loans to, may have cash management agreements with, may accept deposits from, may issue letter of credit on behalf of, may enter into Hedge Agreements with, and may otherwise generally engage (and continue to engage) in any kind of business with Borrower or other Obligor as though the Administrative Agent were not the Administrative Agent under the Loan Documents. With respect to any Loans made by Administrative Agent as a Lender hereunder and all obligations owing to it as a Lender under the Loan Documents, the Administrative Agent shall have the same rights, powers duties and obligations under the Loan Documents as any other Lender and may exercise such rights, powers, duties and obligations as though it were not the Administrative Agent hereunder. To the extent that the Administrative Agent is a Lender hereunder, the terms "Lender", "Lenders" and "Required Lenders" shall include the Administrative Agent in its individual capacity.

         8.10. Advances By Administrative Agent. Unless the Administrative Agent has been notified in writing by a Lender prior to the Settlement Date for any Advance or Loan that such Lender will not make the amount constituting its Pro Rata share of such Advance or Loan available to the Administrative Agent on or prior to such applicable Settlement Date, then the Administrative Agent may assume (but shall not be required to assume) that such Lender will make such amount available to the Administrative Agent in immediately available funds on or before such Settlement Date, and in reliance upon such assumption, the Administrative Agent may make available to Borrower a corresponding amount on behalf of such Lender. If the amount of such Pro Rata share is not made available to the Administrative Agent in immediately available funds by a Lender until after the applicable Settlement Date, then such Lender shall pay to the Administrative Agent on demand and in immediately available funds an amount equal to the result of the following equation (which shall be in addition to the amount of such Lender's Pro Rata share of such Advance or Loan): the product of
(a) the average (computed for the period determined under clause (c) below) of the weighted average interest rate for Federal Funds as determined by the Administrative Agent during each day included in such period, multiplied by (b) the amount of such Lender's Pro Rata share of such Advance or Loan, multiplied by (c) a fraction the numerator of which is the number of days that elapsed from and including such Settlement Date to and including the date on which such Lender's Pro Rata share of such Advance or Loan is actually received by the Administrative Agent in immediately available funds and (ii) the denominator of which is 360. A statement from the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive (absent manifest error) as to the amount owed to the Administrative Agent by such Lender. If such Lender's Pro Rata share is not actually received by the Administrative Agent in immediately available funds within three (3) Business Days after the applicable Settlement Date for such Advance or Loan, then the Administrative Agent shall be entitled to recover from such Lender, on demand, the amount of such Pro Rata share with interest thereon for the entire such period since such Settlement Date at the highest interest rate per annum, then applicable under the Facilities.

         8.11. Payments to Lenders. Promptly after receipt in immediately available funds from Borrower of any payment of principal, interest or any fees or other amounts due to any Lender under the Loan Documents, the Administrative Agent shall distribute to each Lender that Lender's Pro Rata share of such funds so received.

         8.12. Pro-Rata Sharing of Setoff Proceeds. Any sums obtained by the Administrative Agent or any Lender from Borrower or other Obligor by reason of any exercise of a right of setoff or banker's lien shall be shared Pro Rata among Lenders. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be required to so share with any other Lender collections from Borrower or other Obligor specifically relating to (or the proceeds of any item of collateral that is not subject to the Loan Documents) any other indebtedness (i.e. other than indebtedness under the Loan Documents) of Borrower or other Obligor to the Administrative Agent or such Lender.

         8.13. Limitation on Liability of Administrative Agent. The Administrative Agent (and its directors, officers, employees, Administrative Agents, attorneys-in-fact and Affiliates) shall not be liable to any Lender for any action taken or inaction by Administrative Agent or such Person under or in connection with any Loan Document, except to the extent of foreseeable actual loses resulting directly and exclusively from Administrative Agent's own gross negligence, willful misconduct or fraud. Without limiting the generality of the foregoing, the Administrative Agent (and its directors, officers, employees, Administrative Agents, attorneys-in-fact and Affiliates) shall not be liable, responsible or have any duty with respect to any of the following: (a) the genuineness, execution, authorization, validity, effectiveness, enforceability, collectibility, value or sufficiency of any Loan Document, or (b) the collectibility of any amount owed by any Obligor to any Lender, or (c) the accuracy, completeness or truthfulness of any recital, statement, representation or warranty made to the Administrative Agent or to any Lender in connection with any Loan Document or other certificate, affidavit, report, opinion, financial statement, document or instrument executed or furnished pursuant to or in connection with any Loan Document, or (d) any failure of any Person to receive any notice or communication due such Person under any Loan Document or applicable law, or (e) the assets, liabilities, financial condition, results of operations, business, prospects or creditworthiness of Borrower or any other Obligor, or (f) ascertaining or inquiring into the satisfaction, observance or performance of any condition, covenant or agreement in any Loan Document (including, without limitation, the use of proceeds by Borrower), or (g) the inspection of any books, records or properties of any Obligor, or (h) the existence or possible existence of any Default or Event of Default.

         8.14. Indemnification. To the extent that Borrower does not actually reimburse, indemnify or hold harmless Administrative Agent (in accordance with Section 10.1 hereof), then each Lender hereby agrees on a Pro Rata basis to indemnify and hold harmless the Administrative Agent (and its directors, officers, employees, Administrative Agents, attorneys-in-fact and Affiliates) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that at any time (including, without limitation, at any time following the payment of the Obligations of Borrower hereunder) may be imposed upon, incurred by or asserted against the Administrative Agent (or its directors, officers, employees, Administrative Agents, attorneys-in-fact or Affiliates) in its capacity as such in any way relating to or arising out of any Loan Document, or the transactions contemplated hereby or any action or inaction taken by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent (or its directors, officers, employees, Administrative Agents, attorneys-in-fact or Affiliates) for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting directly and exclusively from the gross negligence, willful misconduct or fraud of the Administrative Agent. If any indemnity furnished to the Administrative Agent (or its directors, officers, employees, Administrative Agents, attorneys-in-fact or Affiliates) for any purpose (in the opinion of the Administrative Agent) shall be insufficient or become impaired, then the Administrative Agent may require additional indemnity and cease (or not commence) to do the acts indemnified against until such additional indemnity is furnished to the satisfaction of the Administrative Agent. The agreement in this Section shall survive the payment of all Advances, Loans, fees and other Obligations of Borrower arising hereunder.

         8.15. Resignation; Successor Administrative Agent. The Administrative Agent at any time may resign as the Administrative Agent under the Loan Documents by giving the Lenders and Borrower written notice thereof at least 10 Business Days prior to the effective date of such resignation. During such notice period, the Required Lenders shall appoint (from among the Lenders) a successor Administrative Agent for the Lenders, subject to the consent of each Lender (such approval or consent, as the case may be, not to be unreasonably withheld, delayed or conditioned) and concurrent notice to the Borrower. Upon acceptance of such appointment by such successor Administrative Agent, (a) such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and (b) the term "Administrative Agent" shall include such successor Administrative Agent effective upon its appointment, and (c) the resigning Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, all without any other or further act or deed on the part of such former Administrative Agent or any of the parties to the Loan Documents. Notwithstanding the foregoing, after the effectiveness of the resigning Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

                ARTICLE 9: DEFINITIONS AND RULES OF CONSTRUCTION

         9.1. Definitions. When used in this Agreement, the following terms shall have the respective meanings set forth below:

                  "Account" means as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person.

                  "Account Debtor" means the obligor on any Account.

                  "Acquiring Company" means the Person obligated to pay or provide the consideration payable in connection with a Permitted Acquisition upon the consummation thereof.

                  "Adjusted LIBO Rate" means the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) determined by Administrative Agent pursuant to the following formula.

                  Adjusted LIBO Rate     =            LIBO Rate
                                                ----------------------
                                                1 - Reserve Percentage

For purposes of this calculation, "LIBO Rate" means the London Interbank Offered Rate per annum determined by Administrative Agent at approximately 11:00 a.m. London time three (3) Business Days prior to the first day of any Interest Period for which the Adjusted LEBO Rate is applicable as published by Dow Jones-Telerate and displayed on page 3750 as the BBA LIBOR) (or, in any such instance, as published by such other service or displayed on such other page as may replace such service or page for the purpose of displaying rates or prices comparable to the designated rate) (or, if Dow Jones-Telerate is not available, then as published by Reuters Monitor Money Rate Service and displayed on the LIBO page as the "Libo Rate") for the offering of dollar deposits by leading banks in the London interbank market for a period comparable to such Interest Period and in an amount approximately equal to the amount outstanding hereunder to which such LIBO Rate will be applicable. If more than one such rate is displayed on such page or its replacement, then the LIBO Rate will be the arithmetic mean of such displayed rates. If the first day of the applicable Interest Period is not a Business Day, then the applicable LIBO Rate will be the rate in effect on the immediately preceding Business Day. For purposes of this calculation, "Reserve Percentage" means that percentage (expressed as a decimal) prescribed by the FRB (or any other governmental or administrative agency or funding source to which Administrative Agent is subject) for determining the reserve requirements (including any basic, supplemental, marginal or emergency reserves) for deposits of U.S. Dollars with maturities of comparable duration in a non-U.S. or an international banking office.

                  "Administrative Agent" means LaSalle or any successor, assignee, pledgee or other transferee of Administrative Agent.

                  "Advance" means any advance of funds under any Facility.

                  "Advance Request" has the meaning set forth in Section 1.4.1.

                  "Affiliate" of any Person or entity means (a) any Person directly or indirectly owning, controlling or holding 10% or more of the outstanding beneficial interest in such person or entity, or (b) any Person as to which such other Person or entity directly or indirectly owns, controls or holds 10% or more of the outstanding beneficial interest, or (c) any Person directly or indirectly controlling, controlled by, or under common control with such other person or entity, or (d) any officer, director, partner or member of such Person, but such term with respect to Borrower does not include Administrative Agent or any Lender.

                  "Agreement" means this Credit Agreement and all the exhibits and schedules hereto, all as may be amended and otherwise modified from time to time hereafter.

                  "Authorization" means any License or other governmental permit, certificate and/or approval issued by any Official Body.

                  "Authorized Officer" means any officer, employee or representative of such organization who is expressly designated as such or is otherwise authorized to request the borrowing of funds hereunder or, as appropriate, to sign loan documents and/or deliver certificates on behalf of such organization pursuant to the provisions of such organization's most recent resolution on file with Administrative Agent.

                  "Available Credit Portion" means the lesser of (a) the Borrowing Base and (b) the Line of Credit Commitment, minus (i) the aggregate amount of all prepayments required to have been paid pursuant to Section 1.1.5.3
(c), minus (11) the aggregate amount of all voluntary commitment reductions pursuant to Section 1.1.5.5.

                  "Base Rate" means for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate (as such rate may fluctuate from time to time as provided of herein) for such day plus .50% and (b) the Prime Rate (as such rate may fluctuate from time to time as provided for herein) for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate. The interest rate so designated from time to time as the Base Rate by Administrative Agent is a reference rate and does not necessarily represent the lowest or best rate charged to any customer of Administrative Agent or any other Lender.

                  "Borrower" means Integrity Incorporated, a Delaware corporation.

                  "Borrowing Base" means the sum of (a) eighty percent (80%) of the net amount of Borrower's Eligible Accounts plus (b) fifty percent (50%) of the value, calculated at the lower of cost or market, with cost determined on an average cost basis, of Borrower's Eligible Inventory less (c) such reserves as the Administrative Agent in its reasonable judgment deems necessary or appropriate from time to time.

                  "Borrowing Base Certificate" shall have the meaning given to such term in Section 4.3.5 hereof.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks under the laws of the State of Illinois are authorized or required to be closed.

                  "Capital Expenditures" means expenditures (a) for any fixed assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one (1) year, including direct or indirect acquisition of such assets or (b) for any Capital Leases, or (c) for any product master,

                  "Capital Leases" means capital leases and subleases as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13 dated November 1976 (as amended and updated from time to time).

                  "CCF" means Bank Austria (f/k/a Creditanstalt Corporate Finance, Inc.) and Bank Austria A.G. (Cayman Branch).

                  "Celebration" means Celebration Hymnal LLP, a Tennessee limited partnership.

                  "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than P. Michael Coleman (or any partnership, trust or other Person controlled by P. Michael Coleman), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has a right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than fifty percent (50%) of the voting rights attributable to the outstanding capital stock of Integrity; (b) Integrity consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into Integrity, in any such event pursuant to a transaction in which the outstanding Voting Stock of Integrity is converted into or exchanged for cash, securities or other property; or (c) the directors of Integrity (or the executive committee thereof) constituting that percentage necessary to approve corporate action not being current directors of Integrity or directors designated or approved by such directors. For purposes of this definition, "Voting Stock" shall mean any class or classes of capital stock of Integrity pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees or any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

                  "Closing Date" means the date on which all conditions precedent to the effectiveness of this Agreement under Section 2.1 have been satisfied or waived by Lenders.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means the collateral security committed to Administrative Agent under the Collateral Security Documents executed by Borrower or any other Obligor in favor of Administrative Agent pursuant to this Agreement from time to time and/or pursuant to all similar or related documents and agreements from time to time, all as amended from time to time.

                  "Collateral Security Documents" means, individually and collectively, (a) the Security Agreements and the financing statements filed pursuant thereto, and (b) the Mortgage Documents, and (c) any additional documents guaranteeing indebtedness, assuring performance of obligations' subordinating indebtedness, or granting security or Collateral to Administrative Agent hereunder, all as amended from time to time.

                  "Commitment" means any commitment for credit pursuant to a Facility established hereunder.

                  "Commitment Percentage" means, with respect to each Lender, that portion of the total Commitments as to which such Lender is obligated.

                  "Default" means any Event of Default or any event or circumstance that with the giving of notice or the passage of time would constitute an Event of Default.

                  "Deposit Account" means, at any relevant time, the designated or principal deposit account of Borrower at Administrative Agent for purposes of effecting transactions hereunder.

                  "Dollar" or "$" means U.S. dollars.

                  "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States or any political subdivision or instrumentality thereof.

                  "EBITDA" means, with respect to any fiscal period of Borrower, the consolidated Net Income of the Borrower and it Subsidiaries for such fiscal period, as determined in accordance with GAAP and reported on the Borrower's financial statements for such period, plus (i) (A) Interest Expense during such period, (B) income tax expense accrued during such period, (C) amortization of good will and other intangible assets and depreciation expense taken or accrued during such period, without duplication, and (D) (i) any extraordinary loss in such period whether incurred or accrued for, without duplication, minus (ii) any extraordinary income/gain in such period whether incurred or accrued for, without duplication.

                  "Eligible Accounts" means and includes only such Accounts consisting of trade accounts receivable arising in the ordinary course of Borrower's business pursuant to contracts between Borrower and the Account Debtors providing for the bona fide sale or delivery of goods to or performance of services to the Account Debtors which Administrative Agent, in its reasonable discretion deems to be Eligible Accounts. Unless Lender specifically consents otherwise, no Accounts shall be an Eligible Account if:

                           a.       the Administrative Agent does not have a
first priority perfected Lien in such Account and the copyright registration with respect to the Work which gave rise to the Account on file in the Copyright Office; or

                           b.       it arises out of a sale made or services
rendered by Borrower to an Affiliate of Borrower; or

                           c.       the Account remains due and unpaid more than
sixty (60) days after the due date thereof or more than ninety (90) days after the date of the invoice in respect of such Account; or

                           d.       twenty-five percent (25%) or more of the
Accounts from the Account Debtor are not deemed Eligible Accounts hereunder (exclusive of Accounts arising from direct to consumer sales); or

                           e.       any covenant, representation or warranty
contained in this Agreement with respect to such Account has been breached; or

                           f.       the Account Debtor is also a creditor or
supplier to Borrower, or the Account Debtor has disputed liability in writing, or the Account Debtor has made any claim in writing with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is subject to any right of setoff by the Account Debtor, whether by virtue of the terms of the contract between Borrower and the Account Debtor, or by virtue of any other defense or claim of the Account Debtor against Borrower (including, without limitation, by virtue of guaranties by such Account Debtor of the trade obligations of Borrower or otherwise); provided, however, that the Accounts of such Account Debtor shall only be ineligible to the extent of such offset or potential offset; or

                           g.       the Account Debtor has commenced a voluntary
case under the Bankruptcy Code, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the Bankruptcy Code, as now constituted or hereafter amended, or if any other petition or other application for relief under the Bankruptcy Code has been filed or the Account Debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                           h.       the goods giving rise to such Account have
not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower with respect thereto and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                           i.       the Account Debtor is the United States of
America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727); or

                           j.       the Accounts of any Account Debtor to the
extent such Accounts exceed a credit limit determined by Administrative Agent, in its reasonable discretion based on its customary credit and collateral considerations; or

                           k.       Administrative Agent believes, in its
reasonable discretion, that collection of such Account is insecure or that such Account may not be paid by reason of the Account Debtor's financial inability to pay.

                  "Eligible Inventory" shall mean and include only such Inventory owned by Borrower (a) in which Administrative Agent has a perfected first priority security interest; (b) which, in Administrative Agent's reasonable opinion, is in good and saleable condition and is not obsolete or unmerchantable; (c) in respect of which no covenant, representation or warranty hereunder has been breached; (d) which, if located on a leased premises, the Administrative Agent shall have received a properly executed landlord's waiver in respect of such leased premises in form and substance acceptable to Administrative Agent, (e) which, if in the possession of a third party, the Administrative Agent shall have received a properly executed bailee or processor letter in form and substance acceptable to Administrative Agent, and (f) which is not Inventory which Lender, in its reasonable discretion, deems not to be Eligible Inventory.

                  "Environmental Control Statutes" means all federal, state and local laws, rules, ordinances and regulations (as implemented and as interpreted) governing the control, removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products, including as provided in the provisions of (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, and (b) the Solid Waste Disposal Act, and (c) the Clean Water Act, and (d) the Clean Air Act, and (e) the Hazardous Materials Transportation Act, and (f) the Resource Conservation and Recovery Act of 1976, and (g) the Federal Water Pollution Control Act Amendments of 1972, and (h) the rules, regulations and ordinances of the EPA, and any departments of health services, regional water quality control boards, state water resources control boards, and/or cities in which any assets of Borrower or any of its Subsidiaries are located.

                  [**](1)

                  "EPA" means the United States Environmental Protection Agency or any other entity that succeeds to its responsibilities and powers.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and as implemented and interpreted.

                  "ERISA Affiliate" means any company, whether or not incorporated, which is considered a single employer with Borrower under Titles 1, II and IV of ERISA.

                  "Event of Default" means each of the events described in
Section 7.1.

                  "Facility" means, collectively, the Line of Credit Facility and the Term Loan Facilities.

                  "Fixed Charges" means, at the time of any determination, the sum of the following items (without duplication) for Borrower during the relevant four consecutive fiscal quarter period:

                           a.       The amount of principal otherwise required
to be paid under this Agreement during such period, and

                           b.       Plus the amount of principal paid or
required to be paid on other Funded Debt (i.e., Funded Debt other than under this Agreement) during such period, and

                           c.       Plus Interest Expense during such period,
and

                           d.       Plus the amount of cash Capital Expenditures
during such period.

                           e.       Plus cash taxes.

--------
(1) Indicates information which has been redacted pursuant to a request for confidential treatment.

For purposes of this calculation, interest includes interest accrued under Capital Leases, and principal includes principal obligations under Capital Leases.

                  "FRB" means the Board of Governors of the Federal Reserve System or any other entity or agency that succeeds to its responsibilities and powers.

                  "Funded Debt" means, at the time of any determination, the aggregate principal amount of indebtedness of Borrower and its Subsidiaries on a consolidated basis for the following (without duplication):

                           a.       Borrowed money (including the indebtedness
under the Loan Documents, but not including trade indebtedness permitted under
Section 5.2.b); and

                           b.       Capital Leases; and

                           c.       Deferred purchase price or installment
purchases of real property, personal property, and/or services (including any deferred purchase price and/or non-compete obligations in connection with acquisitions); and

                           d.       Reimbursement obligations under letters of
credit; and

                           e.       Any indebtedness or contractual payment
obligation that is not paid within 60 calendar days of the due date therefor;
and

                           f.       Any indebtedness evidenced by a promissory
note; and


                           g.       Guaranties of indebtedness and obligations
that would constitute Funded Debt hereunder if the primary obligor thereof was Borrower; and

                           h.       Indebtedness otherwise required to be
included as part of"Funded Debt" under Section 5.2.

                  "GAAP" means generally accepted accounting principles applied on a consistent basis set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as Administrative Agent may reasonably approve, which are applicable in the circumstances as of the date in question, and the requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in preceding periods.

                  "Hazardous Materials" includes (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; or (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), as amended from time to time, and regulations promulgated thereunder; or (c) any other substance the use or presence of which on, in, under or above any real property ever owned, controlled or used by Borrower is similarly regulated or prohibited by any federal, state or local law, rule, ordinance, regulation or decree of any court or governmental authority as a hazardous material.

                  "Hedge Agreement" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements.

                  "Indebtedness" means, as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor;
(iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any Lien in any property of such Person; (vi) to make any payment or contribution to a Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; or (1x) to pay interest or fees with respect to any of the foregoing.

                  "Integrity Music" means Integrity Music, Inc., a Delaware corporation.

                  "Interest Expense" means, at the time of any determination, the amount of interest and other finance charges of Borrower (on a consolidated basis) required to be charged as an expense under GAAP during the immediately preceding four consecutive fiscal quarter period. For purposes of this calculation, interest includes interest accrued under Capital Leases.

                  "Interest Period" means the period during which a particular Adjusted LIBO Rate applies to an Adjusted LIBO Rate Advance as provided in
Section 1.3.7.

                  "Inventory" means goods owned by a Person for sale, lease or resale or furnished or to be furnished under contracts for services, and raw materials, goods in process, materials, component parts and supplies used or consumed, or held for use or consumption in such Person's business.

                  "LaSalle" means LaSalle Bank National Association or any successor or assignee thereof.

                  "Lender" means, individually and collectively, the following:

                           a.       LaSalle Bank National Association or any
successor, assignee, participant, pledgee or other transferee of such Lender hereunder, and

                           b.       Any other entity subsequently added hereto
as a Lender hereunder, or any successor, assignee, participant or other transferee thereof.

                  "Letter of Credit" means any standby or commercial (documentary) letter of credit issued by Letter of Credit Issuer pursuant to the Line of Credit Commitment.

                  "Letter of Credit Exposure" means the undrawn amount of all outstanding Letters of Credit issued under the Line of Credit Commitment plus all amounts drawn on such Letters of Credit and not yet reimbursed by Borrower.

                  "Letter of Credit Issuer" means LaSalle, or any other Lender succeeding to LaSalle's commitment to issue Letters of Credit pursuant to the terms hereof.

                  "Leverage Ratio" has the meaning set forth in Section 4.1.2.

                  "LIBO Rate" has the meaning set forth in the definition of "Adjusted LIBO Rate".

                  "License" means any authorization, construction or other permit, consent, franchise, ordinance, registration, certificate, license, call sign, frequency designation, agreement or other right filed with, granted by, issued by or entered into with any Official Body.

                  "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), reversionary or reclamation interest, charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

                  "Line of Credit Balance" means, as of the date of measurement, the outstanding principal amount of all Advances under the Line of Credit Facility plus the Letter of Credit Exposure.

                  "Line of Credit Commitment" means $6,000,000.

                  "Line of Credit Commitment Percentage" means, with respect to each Lender, that portion of the total Line of Credit Commitment as to which such Lender is obligated.

                  "Line of Credit Facility" means the Line of Credit Facility as described in Article 1.

                  "Line of Credit Maturity Date" has the meaning set forth in
Section 1.1.2.

                  "Line of Credit Note" means any Note payable to the order of Lender prepared in accordance with Section 1.1.4, as may be amended, modified, restated, replaced, supplemented, extended or renewed from time to time hereafter.

                  "Loan" means any loan or Advance of funds under any Facility as well as any other credit extended by Administrative Agent or any Lender to Borrower under this Agreement.

                  "Loan Documents" means this Agreement, any Notes, the Hedge Agreements, the Collateral Security Documents and any other documents, agreements and certificates entered into or delivered in connection herewith or therewith or pursuant hereto or thereto, all as may be amended, modified and supplemented from time to time.

                  "Local Authorities" means, individually and collectively, the state and local governmental authorities that govern the activities of Borrower.

                  "Margin Regulation" has the meaning set forth in Section 3.17.

                  "Margin Stock" has the meaning set forth in Section 3.17.

                  "Material Adverse Change" means any change that has or causes or could reasonably be expected to have or cause a Material Adverse Effect.

                  "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a material adverse change to, or, as the case may be, a materially adverse effect on:

                           a.       The business, assets, revenues, financial
condition, operations, Collateral or prospects of the Borrower and its wholly-owned Subsidiaries taken as a whole; or

                           b.       The ability of Borrower to perform any of
its payment obligations when due or to perform any other material obligations under any Loan Document; or

                           c.       Any material right, remedy or benefit of
Administrative Agent or any Lender under any Loan Document.

                  "Material Contract" has the meaning set forth in Section 3.8.

                  "Mortgage Documents" means that certain Mortgage with Assignment of Rents, Security Agreement and Fixture Filing of even date herewith, and any other documents, agreements, and certificates entered into or delivered in connection herewith, all as may be amended, modified and supplemented from time to time.

                   "Net Income" means for any period, on a consolidated basis, the net income of the Borrower and its Subsidiaries as determined by GAAP consistently applied.

                   "Net Worth" means, on a consolidated basis, the net worth of the Borrower and its Subsidiaries as determined by GAAP consistently applied.

                   "Notes" means, individually and collectively, each promissory note delivered to each Lender pursuant to any Loan Document and evidencing any indebtedness to such Lender under the Loan Documents (each as may be amended, modified, supplemented, restated, extended, renewed or replaced from time to time).

                  "Obligation" means all of the indebtedness and obligations (monetary or otherwise) of Borrower arising under or in connection with any Loan Document.

                   "Official Body" means any federal, state, local, or other government (or any political subdivision, agency, authority, bureau, commission, department or instrumentality thereof) and any court, tribunal, grand jury or arbitrator, in each instance whether foreign or domestic.

                   "Operating Agreement" means any consulting agreement, management agreement, employment agreement, cost allocation agreement, or other similar agreement relating to the operations of Borrower.

                   "Organic Document" means, relative to any entity, its certificate and articles of incorporation or organization, its by-laws or operating agreements, and all equity lien holder agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its member interests, and any other arrangements relating to the control or management of any such entity.

                  "PBGC" means the Pension Benefits Guaranty Corporation or any other entity that succeeds to its responsibilities and powers under ERISA.

                  "Permitted Acquisitions" means an acquisition by Integrity of the stock, membership interest, or any other equity interest in a Person organized under the laws of the United States or any political subdivision or instrumentality thereof, or the acquisition of all or substantially all of the assets of any such Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person), which satisfies each of the following conditions: (i) Integrity, or a Person which shall become a Borrower upon consummation of such acquisition and shall be a direct or indirect wholly-owned Domestic Subsidiary of Integrity, is the Acquiring Company, (ii) if the acquisition is structured as a merger, and Borrower is the Surviving Company, (iii) Target Company is in a substantially similar line of business as Borrower, (iv) Target Company has an EBITDA (provided, however, that with respect to the purchase of assets of less than an entire Target Company, EBITDA will be calculated on a proforma basis prepared in good faith based on reasonable assumptions) in excess of zero for the twelve month period ended on the date such acquisition is consummated, (v) no Default or Event of Default has occurred during the 60 day period preceding the date on which such acquisition is consummated, and no Default or Event of Default will occur or is reasonably likely to occur as a result of or due to such acquisition, (vi) the purchase price (including without limitation any deferred purchase price, seller notes, assumed indebtedness, or similar items) together with all expenses incurred in connection with such acquisition does not exceed $2,000,000 for any single acquisition, (vii) simultaneously with the closing of such acquisition, the Target Company (if such Permitted Acquisition is structured as a purchase of equity) or the Surviving Company (if such Permitted Acquisition is structured as a purchase of assets or a merger) executes and delivers to Administrative Agent (a) such documents necessary to grant to Administrative Agent for the benefit of the Lenders a first priority Lien in all of the assets of such Target Company or Surviving Company, each in form and substance satisfactory to Administrative Agent (and if the Target Company becomes a Subsidiary of Borrower, Borrower executes and delivers to Administrative Agent a Security Agreement granting to Administrative Agent for the benefit of the Lenders a first priority security interest in 100% of the capital stock or other equity interest of such Target Company, along with the original stock certificates, if any, and stock powers executed in blank, each in form and substance satisfactory to Administrative Agent), and (b) a joinder agreement satisfactory to Administrative Agent in which such Target Company or Surviving Company becomes the Borrower under this Agreement and assumes primary, joint and several liability of the Obligations, (viii) prior to the closing of such acquisition, an Authorized Officer of Borrower delivers to Administrative Agent a certificate on behalf of Borrower certifying that such acquisition is a Permitted Acquisition, (ix) such acquisition is friendly, rather than hostile, in nature, and (x) Borrower has, no less than thirty (30) days prior to making such acquisition, prepared and furnished to Administrative Agent the proforma financial statements described below for the Target Company (if such acquisition is structured as a purchase of equity) or the Surviving Company (if such acquisition is structured as a purchase of assets or a merger), demonstrating to the satisfaction of Administrative Agent that the Target Company, all Surviving Companies, and Borrower, as the case may be, will be solvent upon consummation of such acquisitions and upon the passage of time thereafter, and that none of the covenants under this Agreement will be violated as a consequence of such acquisition or with the passage of time thereafter, and a Borrowing Base Certificate demonstrating that the Available Credit Portion will be great enough to allow a Line of Credit Advance to be made in the amount Borrower will request in connection with the closing of such Permitted Acquisition and Borrower has also provided to Administrative Agent, no less than thirty (30) days prior to making such acquisition, copies of the audited financial statements (if available, or unaudited financial statements if no audited financial statements exist) for the Target Company for the three fiscal years most recently ended and for each of the completed fiscal quarters in the then current fiscal year. The proforma financial statements referred to in clause (x) shall contain consolidated and consolidating balance sheets, income statements, statements of cash flows and such other reports and disclosures of Borrower as well as the Target Company (if such Permitted Acquisition is structured as a purchase of equity) or the Surviving Company (if such Permitted Acquisition is structured as a purchase of assets or a merger) and shall cover such forecast periods, as Administrative Agent may in its reasonable discretion require.

                  "Permitted Guaranties" has the meaning set forth in Section
5.3.

                  "Permitted Indebtedness" has the meaning set forth in Section 5.2.

                  "Permitted Investments" has the meaning set forth in Section 5.7.

                  "Permitted Liens" has the meaning set forth in Section 5.5.

                  "Permitted Loans" has the meaning set forth in Section 5.4.

                  "Permitted Transfers" has the meaning set forth in Section
5.6.

                  "Person" means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Plan" means any pension benefit or welfare benefit plan as defined in Sections 3(l), (2) or (3) of ERISA covering employees of Borrower or any ERISA Affiliate of Borrower.

                  "Portion" means a designated portion of the indebtedness hereunder as to which a specified Rate Index (and a corresponding Rate Margin) has been selected or deemed to be applicable.

                  "Prime Rate" means on any day, the rate of interest per annum then most recently established by Administrative Agent as its Prime Rate. Such rate is a general reference rate of interest, may not be related to any other rate, and may not be the lowest or best rate actually charged by Administrative Agent to any customer or a favored rate and may not correspond with future increases or decreases in interest rates charged by other lenders or market interest rates in general.

                  "Pro Rata" means from or to each Lender in proportion to its Commitment Percentage.

                  "Rate Index" has the meaning set forth in Section 1.3.4.

                  "Rate Margin" has the meaning set forth in Section 1.3.4.

                  "Reportable Event" means a reportable event as defined in Title IV of ERISA or the regulations thereunder.

                  "Reserve Percentage" has the meaning set forth in the definition of "Adjusted LIBO Rate".

                  "Revenue" means revenue of Borrower (on a consolidated basis) as determined in accordance with GAAP.

                  "Required Lenders" means Lenders holding at least 51% of the aggregate outstanding principal amount of the Loans (or, if no Loans at the time of such determination are outstanding, then Lenders obligated with respect to at least 51% of the Commitments).

                  "Reserve Percentage" has the meaning set forth in the definition of "Adjusted LIBO Rate".

                  "SEC" means the Securities and Exchange Commission or any other entity that succeeds to its responsibilities and powers.

                  "Securities Acts" means, collectively, the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and as implemented by the SEC and interpreted by the SEC or any court of competent jurisdiction.

                  "Security Agreements" means, collectively, each security agreement (as may be amended, modified and supplemented from time to time) required to be executed and delivered in favor of Lender pursuant to Article 2, and any other security agreement required or delivered in connection with the Loan Documents, including any intellectual property assignments or security agreements required to be delivered pursuant to Article 2.

                  "Settlement Date" means, with respect to any Advance hereunder, the date on which funds are advanced by Lender.

                  "Subsidiary" of any Person or entity means any Person as to which such other Person or entity (a) directly or indirectly owns, controls or holds 50% or more of the outstanding beneficial interest or (b) directly or indirectly owns, controls or holds 25% or more of the outstanding beneficial interest and effectively controls management of such Person or (c) is otherwise required in accordance with GAAP to be considered as part of a consolidated organization. For purposes of this definition, Integrity Music and Celebration shall each be deemed to be a "Subsidiary".

                  "Surviving Company" means as applicable, either (i) the Person that will own the assets to be acquired from a Target Company in a Permitted Acquisition upon the consummation thereof, or (ii) the survivor of the merger of an Acquiring Company with the Target Company in a Permitted Acquisition upon the consummation thereof.

                  "Target Company" means the Person whose assets or stock, membership interests, or other equity interest will be acquired in a Permitted Acquisition upon the consummation thereof, or if applicable, with which an Acquiring Company will merge in a Permitted Acquisition upon the consummation thereof, which in either case shall be an entity organized under the laws of the United States or any political subdivision or instrumentality thereof.

                  "Term Loan A Commitment" means $11,000,000, subject to reduction pursuant to Section 1.2.1.

                  "Term Loan B Commitment" means $3,000,000.

                  "Term Loan A Commitment Percentage" means, with respect to each Lender, that portion of the total Tenn Loan A Commitment as to which such Lender is obligated.


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

                  "Term Loan B Commitment Percentage" means, with respect to each Lender, that portion of the total Term Loan B Commitment as to which such Lender is obligated.

                  "Term Loan A Facility" means the Term Loan A Facility as described in Article 1.

                  "Term Loan B Facility" means the Term Loan B Facility as described in Article 1.

                  "Term Loan Facilities" means, collectively, the Tenn Loan A Facility and the Term Loan B Facility.

                  "Term Loan Maturity Date" has the meaning set forth in Section 1.2.7.

                  "Term Loan A Note" means any Note payable to the order of Lender prepared in accordance with Section 1.2.3, as may be amended, modified, restated, replaced, supplemented, extended or renewed from time to time hereafter.

                  "Term Loan B Note" means any Note payable to the order of Lender prepared in accordance with Section 1.2.6, as may be amended, modified, restated, replaced, supplemented, extended or renewed from time to time hereafter.

                  "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

                  "Work" means each music composition, including all lyrics, music, and titles thereof.

         9.2.     Rules of Interpretation and Construction.

                  9.2.1. Plural; Gender. Unless otherwise expressly stated or the context clearly indicates a different intention, then (as may be appropriate in the particular context) (a) a singular number or noun used in any Loan Document includes the plural, and a plural number or noun includes the singular, and (b) the use of the masculine, feminine or neuter gender pronouns in any Loan Document includes each and all genders.

                  9.2.2. Section and Schedule References. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references to sections, paragraphs, clauses, schedules and exhibits in any Loan Document are to be interpreted as references to sections, paragraphs, clauses, schedules and exhibits of such Loan Document (rather than of some other Loan Document). In addition, the words "herein", "hereof", "hereunder", "hereto" and other words of similar import in any Loan Document refer to such Loan Document as a whole, and not to any particular section, paragraph or clause in such Loan Document.

                  9.2.3. Titles and Headings. Unless otherwise expressly stated or the context clearly indicates a different intention, then the various titles and headings in the Loan Documents are inserted for convenience only and do not affect the meaning or interpretation of such Loan Document or any provision thereof.

                  9.2.4. "Including" and "Among Other" References. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references in the Loan Documents to phrases containing or list preceded by the words "include", "includes", "including", "among other", "among other things" or other words or phrases of similar import are to be interpreted to mean such "without limitation"

(whether or not such additional phrase is actually added). In other words, such words and phrases connote an illustrative example or list rather than an exclusive example or list.

                  9.2.5. Time of Day References. Unless otherwise expressly stated or the context clearly indicates a different intention, then all time of day references in and restrictions imposed under the Loan Documents are to be calculated using Central Time.

                  9.2.6. "Knowledge" of a Person. Unless otherwise expressly stated or the context clearly indicates a different intention, then (a) all references to the "knowledge," "awareness" or "belief" of any Person that is not a natural person are to be interpreted to mean the knowledge, awareness or belief of senior and executive management of such Person (and including the knowledge or awareness of managers of limited liability companies and general partners of partnerships), and (b) all representations qualified by the "knowledge", "awareness" or "belief" of a Person are to be interpreted to mean (unless a different standard is specified) that such Person has conducted a commercially reasonable inquiry and investigation prior to making such representation.

                  9.2.7. Successors and Assigns. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references to any Person (including any Official Body) in any Loan Document are to be interpreted as including (as applicable) such Person's successors, assigns, estate, heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, neither Borrower nor other Obligor may assign or delegate any Loan Document (or any right or obligation thereunder) except to the extent expressly permitted hereunder or under such other Loan Document.

                  9.2.8. Modifications to Documents. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references to any Loan Document or other agreement or instrument in any Loan Document are to be interpreted as including all extensions, renewals, amendments, supplements, substitutions, replacements and waivers thereto and thereof from time to time.

                  9.2.9. References to Laws and Regulations. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references to any law, regulation, rule, order or policy in any Loan Document are to be interpreted as references to such law, regulation, rule or policy (a) as implemented and interpreted from time to time by Official Bodies with appropriate jurisdiction therefor, and (b) as amended, modified, supplemented, replaced and repealed from time to time.

                  9.2.10. Financial and Accounting Terms. Unless otherwise expressly stated or the context clearly indicates a different intention, financial and accounting terms used in the foregoing definitions or elsewhere in the Loan Documents shall be defined and determined in accordance with GAAP.

                  9.2.11. Conflicts Among Loan Documents. Unless otherwise expressly stated or the context clearly indicates a different intention, then any irreconcilable conflict between the terms and conditions of this Agreement and the terms and conditions of any other Loan Document (other than a Note) are to be resolved by having the terms and conditions of this Agreement govern.

                  9.2.12. Independence of Covenants and Defaults. All covenants and defaults contained in the Loan Documents shall be given independent effect. If a particular action or condition is not permitted by any covenant in the Loan Documents, then the fact that such action or condition would be permitted by an exception to (or would otherwise be within the limitations of) another covenant in the

Loan Documents shall not avoid the occurrence or existence of a Default if such action is taken or if such condition exists.

                  9.2.13. Administrative Agent. References in this Agreement and the other Loan Documents to Administrative Agent shall mean either to Administrative Agent in such capacity or (where appropriate) to Administrative Agent for the benefit of Lenders. Unless otherwise indicated in this Agreement or another Loan Document, all Collateral held and all payments received by Administrative Agent are deemed to be held and received, respectively, for the benefit of Lenders.

                            ARTICLE 10: MISCELLANEOUS

         10.1. Indemnification, Reliance and Assumption of Risk. Without limiting any other indemnification in any Loan Document, Borrower hereby agrees to defend Administrative Agent and each Lender (and their directors, officers, employees, Administrative Agents, counsels and Affiliates) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, interests, judgments, or costs (including fees and disbursements of counsel) incurred by any of them arising out of or in any way connected with any Loan Document, except for losses resulting directly and exclusively from such Person's own gross negligence, willful misconduct or fraud. In addition, Borrower will reimburse and indemnify Administrative Agent and each Lender for all costs and losses resulting from the following: (1) any failure or refusal by Borrower or by any Affiliate of Borrower to provide any requested assistance or cooperation in connection with any attempt by Administrative Agent or any Lender to liquidate any Collateral in the event of any Event of Default and/or any attempt by Administrative Agent or any Lender to otherwise exercise its rights hereunder, and (2) any misrepresentation, gross negligence, fraud or willful misconduct by Borrower (or any of its employees or officers), or any other person or entity pledging Collateral hereunder. Moreover, with respect to any Advance Request or other communication between Borrower and Administrative Agent and/or Lenders hereunder and all other matters and transactions in connection therewith, Borrower hereby irrevocably authorizes Administrative Agent and each Lender to accept, rely upon, act upon and comply with any verbal or written instructions, requests, confirmations and orders of any Authorized Officer of Borrower. Borrower acknowledges that the transmissions of any such instruction, request, confirmation, order or other communication involves the possibility of errors, omissions, mistakes and discrepancies, and Borrower agrees to adopt such internal measures and operational procedures to protect its interest. By reason thereof, Borrower hereby assumes all risk of loss and responsibility for - and hereby releases and discharges Administrative Agent and each Lender from any and all risk of loss and responsibility for, and agrees to indemnify, reimburse on demand and hold Administrative Agent and each Lender harmless from - any and all claims, actions, damages, losses, liability and costs by reason of or in any way related to (a) Administrative Agent's or any Lender's accepting, relying and acting upon, complying with or observing any such instructions, requests, confirmations or orders from or on behalf of any such Authorized Officer, and
(b) any such errors, omissions, mistakes and discrepancies by (or otherwise resulting from or attributable to the actions or inactions of) any Authorized Officer or Borrower; provided, however, Borrower does not assume hereby the risk of any foreseeable actual loss resulting directly and exclusively from Administrative Agent's or any Lender's own gross negligence, fraud or willful misconduct. Borrower's obligations provided for in this Section will survive any termination of this Agreement, and the repayment of the outstanding balances hereunder.

                  10.2. Assignments and Participations. No Loan Document may be assigned (in whole or in part) by Borrower without the prior written consent of each Lender. Notwithstanding any other provision of any Loan Document, without receiving the consent of the Borrower, each Lender at any time and from time to time may syndicate, participate or otherwise transfer, pledge or assign all (or any proportionate part of) its rights and obligations under any of the Loan Documents (or any indebtedness evidenced thereby) to any Person; provided, however, in the absence of a Default or Event of Default, any assignments by Lenders (which for purposes of this Section 10.2 shall not be construed to include participations) shall (a) be in minimum increments of $1,000,000 and
(b) shall require the prior written request of Borrower, which consent shall not be unreasonably withheld; provided, further, that any Lender may at any time without the consent of the Borrower assign and pledge all or any portion of its rights under the Loan Documents to any Federal Reserve Bank. Lenders (through Administrative Agent) will make reasonable efforts to notify Borrower of any such absolute transfer or assignment within twenty (20) Business Days thereafter; however, a failure to so notify will in no way impair any rights of Administrative Agent or Lenders or any participant, transferee or assignee. Upon execution and delivery of an appropriate instrument between any such participant, transferee or assignee and an assigning Lender, then (at Administrative Agent's request) such participant, transferee or assignee will become a Lender party to this Agreement and will have all the rights and obligations of a Lender as set forth in such instrument. At Administrative Agent's request, Borrower will execute (or re-execute) and deliver (or otherwise obtain) any documents necessary to reflect or implement any such participation, transfer or assignment (including replacement promissory notes and any requested letters authorizing such participant, transferee or assignee to rely on existing certificates and opinions) and will otherwise fully cooperate in any such syndication process. Attached as Exhibit 10.2 is a form of Assignment and Assumption Agreement, a substantially similar version of which is to be used in connection with assignment of Lenders hereunder.

          10.3. No Waiver; Delay. To be effective, any waiver by Lenders must be expressed in a writing executed by Administrative Agent (with the approval of Required Lenders). Once a Default occurs under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Lenders (in their sole and absolute discretion) in writing; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by Lenders (in their sole and absolute discretion) in writing. If Administrative Agent or any Lender waives any power, right or remedy arising hereunder or under any applicable law, then such waiver will not be deemed to be a waiver upon the later occurrence or recurrence of any events giving rise to the earlier waiver. No failure or delay by Administrative Agent or any Lender to insist upon the strict performance of any term, condition, covenant or agreement of any of the Loan Documents, or to exercise any right, power or remedy hereunder, will constitute a waiver of compliance with any such term, condition, covenant or agreement, or preclude Administrative Agent or any Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, neither Administrative Agent nor any Lender will be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or any other Loan Document or to declare an Event of Default for failure to effect such prompt payment of any such other amount. The remedies provided herein are cumulative and not exclusive of each other, the remedies provided by law, and the remedies provided by the other Loan Documents.

          10.4. Modifications and Amendments. Except as otherwise expressly provided in this Agreement, no modification or amendment to any Loan Document will be effective unless made in a writing signed by appropriate officers of Administrative Agent (with the consent of the Required Lenders) and Borrower; provided, however, that no such consents shall be required in connection with the updating of Schedules pursuant to Sections 4.2.2 and 4.3.2 (b). Notwithstanding the foregoing, to the extent that any such modification or amendment attempts to implement any of the following, then such amendment or modification must be approved by all Lenders:


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

                  a.       Increase the Commitment Percentage of any Lender, or

                  b. Alter any provision that reduces the interest rate applicable to the Loans, or

                  c. Reduce the amount of any fees due to Lenders under any Loan Document (other than fees payable to the Administrative Agent for its own account), or

                  d. Reduce the amount of any payment (whether for principal, interest or any fee, other than a fee payable to the Administrative Agent for its own account), or

                  e. Postpone or extend the Maturity Date for any Facility or any scheduled payment date (whether for principal, interest or any fee, other than a fee payable to the Administrative Agent for its own account), or

                  f. Change the definition of "Pro Rata" or "Required Lenders" or otherwise change the number or percentage of Lenders that are required to take or approve (or direct the Administrative Agent to take) any action under the Loan Documents, or

                  g. Release or discharge Borrower as a "Borrower" under the Loan Documents or permit Borrower to assign to another Person any of its rights or obligations under the Loan Documents, or

                  h. Release all or any part of any guaranty of any part of the Indebtedness under the Loan Documents or any security interest in or pledge of any Collateral (except as otherwise already expressly authorized under the Loan Documents), or

                  i.       Amend this Section.

In addition, no provision of any Loan Document relating to the rights or obligations of the Administrative Agent may be modified or amended without the consent of the Administrative Agent.

         10.5. Disclosure of Information to Third Parties. Administrative Agent and each Lender will employ reasonable procedures to treat as confidential all written, non-public information delivered to Administrative Agent or such Lender pursuant to this Agreement concerning the performance, operations, assets, structure and business plans of Borrower that Administrative Agent or such Lender reasonably understands to be non-public information. While other or different confidentiality procedures may be employed by Administrative Agent or any Lender, the actual procedures employed by Administrative Agent and each Lender for this purpose will be conclusively deemed to be reasonable if they are at least as protective of such information as the procedures generally employed by Administrative Agent and such Lender to safeguard the confidentiality of Administrative Agent's and Lenders' own confidential information. Notwithstanding the foregoing, Administrative Agent and each Lender may disclose any information concerning Borrower in Administrative Agent's or such Lender's possession from time to time (a) to permitted participants, transferees, assignees, pledgees and investors (including prospective participants, transferees, assignees, pledgees and investors), and (b) in response to credit inquiries consistent with general banking practices, and (c) to any federal or state regulator of Administrative Agent or such Lender, and (d) to Administrative Agent's or such Lender's Affiliates, employees, legal counsel, appraisers, accountants, Administrative Agents and investors, and (e) to any Person pursuant to compulsory judicial process, and (f) to any judicial or arbitration forum in connection with enforcing the Loan Documents or defending any action-based upon the Loan Documents or the relationship between

Administrative Agent, Lenders, and Borrower. In addition, from time to time, Administrative Agent and each Lender (and their respective Affiliates) may disclose and publish in marketing presentations and marketing materials that they have extended credit to Borrower and the general nature and structure of the Facilities (exclusive of the pricing terms).

         10.6. Binding Effect and Governing Law. This Agreement and the other Loan Documents have been delivered by Borrower and the other Obligors and have been received by Administrative Agent in the State of Illinois. This Agreement and all documents executed hereunder are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement and all documents executed hereunder are governed as to their validity, interpretation, construction and effect by the laws of the State of Illinois (without giving effect to the conflicts of law rules of Illinois).

          10.7. Notices. Any notice, request, consent, waiver or other communication required or permitted under or in connection with the Loan Documents will be deemed satisfactorily given if it is in writing and is delivered either personally to the addressee thereof, or by prepaid registered or certified U.S. mail (return receipt requested), or by a nationally recognized commercial courier service with next-day delivery charges prepaid, or by telegraph, or by facsimile (voice confirmed), or by any other reasonable means of personal delivery to the party entitled thereto at its respective address set forth below:

         If to Borrower:

                  Integrity Incorporated
                  1000 Cody Road
                  Mobile, Alabama 36695
                  Attention: Donald S. Ellington
                  Facsimile: (334) 639-9651

         If to Administrative Agent:

                  LaSalle Bank National Association
                  211 North Broadway
                  Suite 4050
                  St. Louis, Missouri 63102
                  Attention: Andrew K. Dawson
                  Facsimile: (314) 621-1642

Any party to a Loan Document may change its address or facsimile number for notice purposes by giving notice thereof to the other parties to such Loan Document in accordance with this Section, provided that such change shall not be effective until 2 days after notice of such change. All such notices and other communications will be deemed given and effective (a) if by mail, then upon actual receipt or 5 days after mailing as provided above (whichever is earlier), or (b) if by facsimile, then upon successful transmittal to such party's designated number, or (c) if by telegraph, then upon actual receipt or 2 Business Days after delivery to the telegraph company (whichever is earlier), or
(d) if by nationally recognized commercial courier service, then upon actual receipt or 2 Business Days after delivery to the courier service (whichever is earlier), or (e) if otherwise delivered, then upon actual receipt. For any and all purposes related to giving and receiving notices and communications between Borrower and Administrative Agent and Lenders under any Loan Document, Borrower hereby irrevocably appoints Integrity (and each other Authorized Officer) as its Administrative Agent to whom Administrative Agent


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

and each Lender may give and from whom Administrative Agent and each Lender may receive all such notices and communications, and Administrative Agent and each Lender is entitled to rely upon (and treat as being properly authorized by Borrower) any verbal or written notices or communications purportedly received from (or that Administrative Agent or such Lender believes in good faith to be received from) such Authorized Officer.

         10.8. Relationship with Prior Agreement. This Agreement completely and fully supersedes all oral agreements and all other and prior written agreements by and among Borrower and Administrative Agent and any Lender concerning the terms and conditions of this credit arrangement.

         10.9. Severability. If fulfillment of any provision of or any transaction related to any Loan Document at the time performance is due involves transcending the limit of validity prescribed by applicable law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision of this Agreement operates or would prospectively operate to invalidate this Agreement or any other Loan Document in whole or in part, then such clause or provision only shall be void (as though not contained herein or therein), and the remainder of this Agreement or such other Loan Document shall remain operative and in full force and effect.

          10.10. Termination and Survival. All representations, warranties, covenants and other agreements of any Obligor contained in any Loan Document or any other documentation required thereunder will survive the execution and delivery of the Loan Documents and the funding of the Advances hereunder and will continue in full force and effect until terminated in accordance with this Agreement.

          10.11. Reinstatement. To the maximum extent not prohibited by applicable law, this Agreement and the other Loan Documents (and the indebtedness hereunder and Collateral therefor) will be reinstated and the indebtedness correspondingly increased (as though such payment(s) had not been made) if at any time any amount received by Administrative Agent or any Lender in respect of any Loan Document is rescinded or must otherwise be restored, refunded or returned by Administrative Agent or such Lender to Borrower or any other Person (a) upon or as a result of the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other Person, or
(b) upon or as a result of the appointment of any receiver, intervenor, conservator, trustee or similar official for Borrower or any other Person or for any substantial part of the assets of Borrower or any other Person, or (c) for any other reason.

          10.12. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document. Each such counterpart will be deemed to be an original but all counterparts together will constitute one and the same instrument.

          10.13. Waiver of Suretyship Defenses. Borrower hereby waives any and all defenses and rights of discharge based upon suretyship or impairment of collateral (including lack of attachment or perfection with respect thereto) that it may now have or may hereafter acquire with respect to Administrative Agent or any Lender or any of its obligations hereunder, under any Loan Document or under any other agreement that it may have or may hereafter enter into with Administrative Agent or any Lender.

         10.14. WAIVER OF LIABILITY. BORROWER (A) AGREES THAT NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER (NOR ANY OF THEIR DIRECTORS,

OFFICERS, EMPLOYEES OR ADMINISTRATIVE AGENTS) SHALL HAVE ANY LIABILITY TO BORROWER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES OR COSTS SUFFERED OR INCURRED BY BORROWER IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH, EXCEPT FOR FORESEEABLE ACTUAL LOSSES RESULTING DIRECTLY AND EXCLUSIVELY FROM ADMINISTRATIVE AGENT'S OR SUCH LENDER'S OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD AND (B) WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM AGAINST ADMINISTRATIVE AGENT OR ANY LENDER (OR THEIR DIRECTORS, OFFICERS, EMPLOYEES OR ADMINISTRATIVE AGENTS) WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE, EXCEPT FOR CLAIMS FOR FORESEEABLE ACTUAL LOSSES RESULTING DIRECTLY AND EXCLUSIVELY FROM ADMINISTRATIVE AGENT'S OR SUCH LENDER'S OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD. MOREOVER, WHETHER OR NOT SUCH DAMAGES ARE RELATED TO A CLAIM THAT IS SUBJECT TO THE WAIVER EFFECTED ABOVE AND WHETHER OR NOT SUCH WAIVER IS EFFECTIVE, NEITHER ADMINISTRATIVE AGENT NOR ANY LENDER (NOR THEIR DIRECTORS, OFFICERS, EMPLOYEES OR ADMINISTRATIVE AGENTS) SHALL HAVE ANY LIABILITY WITH RESPECT TO (AND BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR) ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR NONFORESEEABLE DAMAGES SUFFERED BY BORROWER IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY ANY LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH.

         10.15. FORUM SELECTION; CONSENT TO JURISDICTION. ANY LITIGATION IN CONNECTION WITH OR IN ANY WAY RELATED TO ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS OF ADMINISTRATIVE AGENT, ANY LENDER OR BORROWER WILL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND THE STATE COURTS OF ILLINOIS LOCATED IN COOK COUNTY; PROVIDED, HOWEVER THAT ANY SUIT SEEKING ENFORCEMENT AGAINST BORROWER, ANY COLLATERAL OR ANY OTHER PROPERTY MAY ALSO BE BROUGHT (AT ADMINISTRATIVE AGENT'S AND LENDERS' OPTION) IN THE COURTS OF ANY OTHER JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND OR WHERE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE OBTAIN PERSONAL JURISDICTION OVER BORROWER. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE FEDERAL COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR OUTSIDE THE COMMONWEALTH OF VIRGINIA. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF


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VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY
CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, WITHIN OR OUTSIDE THE STATE OF ILLINOIS. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, AN OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIMS THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         10.16. WAIVER OF JURY TRIAL. ADMINISTRATIVE AGENT, EACH LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER AS CLAIM, COUNTER-CLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE) IN CONNECTION WITH OR IN ANY WAY RELATED TO ANY OF THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS OF ADMINISTRATIVE AGENT, ANY LENDER OR BORROWER. BORROWER ACKNOWLEDGES AND AGREES
(A) THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY), AND (B) THAT IT HAS BEEN ADVISED BY LEGAL COUNSEL IN CONNECTION HEREWITH, AND
(C) THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND EACH LENDER ENTERING INTO THE LOAN DOCUMENTS AND FUNDING ADVANCES THEREUNDER.

         10.17. STATUTORY NOTICE - INSURANCE. The following notice is given pursuant to Section 10 of the Collateral Protection Act set forth in Chapter 815
Section 180/1 of the Illinois Compiled Statutes (1996); nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.


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         10.18    STATUTORY NOTICE - ORAL COMMITMENTS. Nothing contained in the following notice shall be deemed to limit or modify the terms of the Loan
Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FORM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Borrower acknowledges that there are not other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject mater of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

                      [BALANCE OF PAGE INTENTIONALLY BLANK]


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IN WITNESS WHEREOF, the undersigned, by their duly authorized officers, have executed this Credit Agreement, as of the day and year first above written.

                                  INTEGRITY INCORPORATED

                                  By: /s/ Donald S. Ellington
                                     -------------------------------------------
                                     Name:  Donald S. Ellington
                                     Title:  Chief Financial Officer


                                  LASALLE BANK NATIONAL
                                  ASSOCIATION

                                  By: /s/ Andrew K. Dawson
                                     -------------------------------------------
                                     Name:  Andrew K. Dawson
                                     Title:  First Vice President


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